UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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ORTHOVITA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORTHOVITA, INC.

77 GREAT VALLEY PARKWAY

MALVERN, PENNSYLVANIA 19355

NOTICE OF THE 2009 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 23, 2009

DEAR ORTHOVITA SHAREHOLDERS:

The Annual Meeting of ORTHOVITA, INC. will be held at the offices of Duane Morris LLP, 30 South 17 th Street, Philadelphia, Pennsylvania 19103, on Tuesday, June 23, 2009 at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors to serve on our Board of Directors until the next Annual Meeting of Shareholders or until their respective successors have been properly elected or appointed.

2.	To approve increasing by 4,000,000 shares the number of shares of our Common Stock reserved for issuance under the 2007 Omnibus Equity Compensation Plan.

3.	To approve the Amended and Restated Employee Stock Purchase Plan which increases by 200,000 shares the number of shares of our Common Stock reserved for issuance thereunder and makes certain other administrative changes.

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009.

5.	To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

Holders of Orthovita’s Common Stock of record at the close of business on April 20, 2009 are entitled to receive this notice and to vote at the meeting and at any postponements or adjournments.

By Order of the Board of Directors,

CHRISTINE J. ARASIN

Corporate Secretary

Malvern, Pennsylvania, USA

April 30, 2009

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE.

ABOUT THE MEETING	1
GOVERNANCE OF THE COMPANY	5
REPORT OF THE AUDIT COMMITTEE	8
EXECUTIVE OFFICERS OF ORTHOVITA	9
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	11
Compensation Discussion and Analysis	11
REPORT OF THE COMPENSATION COMMITTEE	19
Summary Compensation Table	20
Grants of Plan-Based Awards	21
Outstanding Equity Awards at Fiscal Year-End 2008	22
Potential Payments Upon Termination or Change of Control	25
Directors’ Compensation	30
STOCK OWNERSHIP	33
Securities Ownership of Certain Beneficial Owners and Management	33
Section 16(a) Beneficial Ownership Reporting Compliance	34
STOCK PERFORMANCE GRAPH	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
PROPOSAL NO. 1—ELECTION OF DIRECTORS	37
PROPOSAL NO. 2—TO APPROVE THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE AWARDED UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN	40
PROPOSAL NO. 3—TO APPROVE THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN WHICH INCREASES BY 200,000 THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND MAKES CERTAIN OTHER ADMINISTRATIVE CHANGES	47
PROPOSAL NO. 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	51
SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING	52
ANNUAL REPORT TO SHAREHOLDERS	52

ORTHOVITA, INC.

77 GREAT VALLEY PARKWAY

MALVERN, PENNSYLVANIA 19355

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Orthovita, Inc. (“Orthovita” or the “Company”) for use at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania, on Tuesday, June 23, 2009, at 10:00 a.m., local time, and at any postponements or adjournments thereof. We intend to begin mailing this proxy statement and the accompanying proxy card to shareholders on or about April 30, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2009.

This proxy statement and Orthovita’s Annual Report to Shareholders are also available at www.stocktrans.com/eproxy/orthovita2009. Orthovita’s Annual Report on Form 10-K for the year ended December 31, 2008 is also available on Orthovita’s website at www.orthovita.com under “Investors,” then “SEC Filings.”

ABOUT THE MEETING

What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote?

	Proposal	Board Recommendation
No. 1	Election of seven directors to serve on our Board of Directors for the ensuing year or until their respective successors have been properly elected or appointed	FOR each nominee

No. 2	To approve increasing by 4,000,000 shares the number of shares of our Common Stock reserved for issuance under the 2007 Omnibus Equity Compensation Plan	FOR

No. 3	Approval of the Amended and Restated Employee Stock Purchase Plan	FOR

No. 4	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009	FOR

Who is entitled to vote?

Only shareholders of record on April 20, 2009, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

How do I vote?

There are three ways to vote—by telephone from the U.S. or Canada, via the Internet or by mail.

(1)	To vote online via the Internet, follow the “VOTE BY INTERNET” instructions on the proxy card. The proxy card has your unique and confidential control number. You must access our transfer agent’s website directly to vote your shares. Do not discard your login number and password, since it will be needed if you choose to revoke your vote at a later time.

(2)	To vote by telephone, follow the “VOTE BY TELEPHONE” instructions on the proxy card. The proxy card has your unique and confidential control number at the bottom of the page.

(3)	To vote by mail, complete, sign, date and return the proxy card in the prepaid envelope.

Proxies that are properly voted and are received by Orthovita prior to the meeting will be voted in accordance with the instructions contained thereon. The deadline for voting via the Internet or by telephone is 11:59 p.m. Eastern Daylight Time on June 22, 2009. If you return your signed proxy card but do not mark the boxes showing how you wish to vote and the executed proxy is not revoked, your shares will be voted:

•	FOR the election of all director nominees named in this proxy statement;

•	FOR the increase to the number of shares reserved for issuance under the 2007 Omnibus Equity Compensation Plan;

•	FOR the Amended and Restated Employee Stock Purchase Plan; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009.

Can I revoke my proxy?

Yes. You have the right to revoke your proxy, whether voted by telephone, by Internet or by mail at any time before it is voted at the Annual Meeting by:

(a)	notifying the Corporate Secretary at the address shown on the Notice of the Annual Meeting;

(b)	voting in person;

(c)	returning a later dated proxy card; or

(d)	voting via the Internet or by telephone at a later date (only the latest vote you submit will be counted).

If you vote via the Internet or by telephone, the deadline for your vote is 11:59 p.m., Eastern Daylight Time, on June 22, 2009.

Who will count the votes?

Our transfer agent, StockTrans, Inc., will serve as judge of election for the Annual Meeting. Representatives of StockTrans, Inc. will count the votes.

Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to the transfer agent, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit the transfer agent to tabulate and certify the vote; and (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.

How many shares can vote?

As of the record date for the Annual Meeting, there were 76,061,491 shares of our common stock (“Common Stock”) outstanding. A record holder of outstanding shares of Common Stock on the record date is entitled to one vote per share held on each matter to be considered.

What is a “quorum”?

There must be a quorum for the meeting to be held. The presence at the Annual Meeting, by person or by proxy, of shareholders representing a majority of the votes represented by the Common Stock is necessary to constitute a quorum for the transaction of business. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. A WITHHELD vote will also be counted for purposes of determining whether a quorum is present.

What vote is required to approve each proposal?

Proposal No. 1: Election of Directors. Assuming the presence of a quorum, nominees for director must receive a plurality of the votes cast to be elected. This means that the seven candidates receiving the highest number of votes will be elected.

Proposal No 2: Approval of the Increase to the Number of Shares Authorized under the 2007 Omnibus Equity Compensation Plan. Assuming the presence of a quorum, holders of record of our Common Stock present, in person or by proxy, at the Annual Meeting will approve Proposal 2 if they cast more votes in favor of the proposal than against the proposal.

Proposal No 3: Approval of Amended and Restated Employee Stock Purchase Plan. Assuming the presence of a quorum, holders of record of our Common Stock present, in person or by proxy, at the Annual Meeting will approve Proposal 3 if they cast more votes in favor of the proposal than against the proposal.

Proposal No 4: Ratification of KPMG LLP. Assuming the presence of a quorum, holders of record of our Common Stock present, in person or by proxy, at the Annual Meeting will approve Proposal 4 if they cast more votes in favor of the proposal than against the proposal.

Any other proposal that may properly be brought before the meeting must receive the affirmative vote of a majority of the votes cast by the shareholders. Neither abstentions nor withheld votes will have any effect on the outcome of the vote, but both abstentions and withheld votes will be counted for the purposes of determining whether a quorum is present.

What are broker non-votes?

A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes have no effect on a vote. However, if a broker or other nominee has the authority to vote on any matter considered at the meeting, other than a procedural matter, and submits a proxy with respect to that matter, the shares subject to the vote will be deemed to be present for the purposes of determining whether a quorum is present.

Who can attend the Annual Meeting?

All shareholders of record as of April 20, 2009 may attend.

Will voting on any other business be conducted?

The Company does not know of any business to be considered at the Annual Meeting other than consideration of the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card and your vote by telephone or via the Internet gives authority to each of the persons named on the proxy card to vote on such matters at his discretion.

How will proxies be solicited?

The Company will pay the cost of solicitation of proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. To the extent necessary in order to ensure sufficient representation at the meeting, the Company may request, in person, by telephone or telecopy, the return of proxy cards. This solicitation may be made by the Company’s directors, officers or regular employees. The Company may also employ an outside firm to assist in the solicitation of proxies at the Company’s expense.

Can a shareholder recommend a candidate for nomination as a director of Orthovita?

As a shareholder, you may recommend any person as a nominee for election as a director by writing to the Nominating and Corporate Governance Committee of the Board of Directors, c/o Orthovita, Inc., 77 Great Valley Parkway, Malvern, Pennsylvania 19355. For the election of directors at the 2010 Annual Meeting of Shareholders, if such meeting is called for a date between May 25, 2010 and July 23, 2010, we must receive written notice on or after March 25, 2010 and on or before April 24, 2010. For election of directors at the 2010 Annual Meeting of Shareholders, if such meeting is called for any other date, we must receive written notice by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first.

The recommendation must indicate the following:

•	the name, residence and business address of the recommending shareholder;

•	a representation that the recommending shareholder is a record holder of our Common Stock or holds our Common Stock through a broker;

•	the number of shares held by the recommending shareholder;

•	information regarding each recommended person that would be required to be included in a proxy statement;

•	a description of any arrangement or understanding between the shareholder and each recommended person; and

•	the written consent of each recommended person to serve as a director, if elected.

See page 52 of this proxy statement for instructions on how to submit other types of shareholder proposals that are intended to be presented at the annual meeting of shareholders in 2010.

GOVERNANCE OF THE COMPANY

What principles has the Board established with respect to corporate governance?

•

Corporate Governance Guidelines. Our Corporate Governance Guidelines provide the framework for the Board’s role in the governance of the Company. The guidelines include the Board’s policies regarding Board size, director independence, qualification, responsibilities, access to management and outside advisors, and the evaluation of the Chief Executive Officer’s performance. They also provide that directors shall annually evaluate the performance of the Board and the Board committees.

•

Board Committee Charters. The Board has adopted a charter for each standing committee of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charters comply with the requirements of applicable laws and Securities and Exchange Commission (“SEC”) rules and the listing standards of the NASDAQ Stock Market.

•

Code of Conduct. The Board has adopted a Code of Conduct applicable to all of its directors, officers and other employees. Among other things, the Code of Conduct encourages a culture of honesty, accountability and mutual respect, provides guidance to recognize and deal with ethical issues, and provides mechanisms to report unethical conduct. Adherence to this Code of Conduct assures that our directors, officers and employees are held to the highest standards of business integrity. The Code of Conduct covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Code of Conduct provides for the prompt internal reporting of violations of the Code to an appropriate person identified in the Code and contains provisions regarding accountability for adherence to the Code. The Audit Committee oversees the Company’s compliance with the Code of Conduct. The Company intends to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Company’s Code of Conduct by disclosing such matters in the Company Profile—Corporate Governance section of its website.

Orthovita’s Corporate Governance Guidelines, Board committee charters and the Code of Conduct are available on Orthovita’s website. Shareholders may access these documents on the Company Profile—Corporate Governance page of Orthovita’s website at www.orthovita.com. Orthovita’s website is not part of this proxy statement and references to Orthovita’s website address are intended to be inactive textual references only.

What is the composition of the Board and how often are members elected?

Currently there are seven members of the Board. Each member’s term will expire at the Annual Meeting. As discussed in Proposal 1 of this proxy statement, the Board is recommending that you re-elect at the Annual Meeting each of these seven members for an additional one-year term.

Which directors are independent and how does the Board make that determination?

The Board of Directors has determined that each of R. Scott Barry, Morris Cheston, Jr., Mary Paetzold, Paul G. Thomas, William E. Tidmore, Jr. and Paul Touhey is an independent director within the meaning of the rules of the NASDAQ Stock Market. In addition, the Board has determined that each of the members of the Audit Committee and the Compensation Committee is an independent director within the meaning of the rules of the NASDAQ Stock Market, including additional rules relating to Audit Committee members.

No director is deemed independent unless the Nominating and Corporate Governance Committee determines that the director has no material relationship with the Company. The Board has also adopted categorical standards for independence that the Board uses when determining independence of a director.

Do independent directors meet separately in regularly scheduled executive sessions?

The independent directors meet at regularly scheduled meetings without the presence of any director who is not independent. The independent directors also meet periodically throughout the year as deemed necessary.

How can I communicate with directors?

Shareholders or interested persons may send communications to the Board of Directors in writing, addressed to the full Board of Directors or to the independent directors, c/o the Corporate Secretary, Orthovita Inc., 77 Great Valley Parkway, Malvern, Pennsylvania 19355, telephone 610-640-1775 or email to: investorrelations@orthovita.com. Shareholders and other interested parties may contact the Audit Committee to report complaints about Orthovita’s accounting, internal accounting controls or auditing matters by writing the Audit Committee c/o the Compliance Officer, Orthovita, Inc., at the same address. All written communications so addressed will be promptly forwarded to the specified individual directors, or, if applicable, to all the members of the Board as deemed appropriate by the Compliance Officer. You can report your concerns to the Board of Directors, the independent directors or the Audit Committee anonymously or confidentially.

How often did the Board meet in 2008?

The Board of Directors held seven meetings during 2008. Each director attended at least 75% of all the meetings of the Board and committees of the Board on which he or she served in 2008.

What is the Company’s policy regarding Board members’ attendance at the annual meeting?

It is the Board’s policy that directors should attend Orthovita’s Annual Meeting of Shareholders absent exceptional cause. All Board members standing for election at our 2008 annual meeting were in attendance at that meeting.

What are the committees of the Board and what are their functions?

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

The Audit Committee provides oversight of the quality and integrity of Orthovita’s financial statements, internal controls and financial reporting process. In addition, the Audit Committee oversees Orthovita’s process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. The Audit Committee meets at least quarterly with management and the outside independent registered public accounting firm to discuss Orthovita’s consolidated financial statements and earnings press releases prior to any public release or filing of the information, reviews the performance and independence of the Company’s independent registered public accounting firm, selects Orthovita’s independent registered public accounting firm and pre-approves all audit and non-audit services rendered by Orthovita’s independent registered public accounting firm.

As of December 31, 2008, the members of the Audit Committee were Mary Paetzold, Chairperson, Morris Cheston, Jr. and William E. Tidmore, Jr.

The Board has determined that Mary Paetzold qualifies as an “audit committee financial expert” as that term is defined in SEC regulations, and, therefore, Ms. Paetzold qualifies as a financially sophisticated audit committee member as required by rules of the NASDAQ Stock Market.

The Audit Committee held nine meetings during 2008, of which two meetings were held telephonically. The Audit Committee and Compensation Committee also held two joint meetings during 2008.

Compensation Committee

The Compensation Committee is responsible for reviewing and determining the Company’s compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other

Company employees. In addition, the Compensation Committee reviews compensation arrangements and incentive goals for executive officers and oversees the administration of Orthovita’s compensation plans. The Compensation Committee reviews the performance of executive officers, awards incentive compensation and adjusts compensation arrangements as appropriate based upon performance.

As of December 31, 2008, the members of the Compensation Committee were David Fitzgerald, Chairperson, Paul G. Thomas and Paul Touhey. Effective April 30, 2009, the members of the Compensation Committee are Paul G. Thomas, Chairperson, R. Scott Barry and Paul Touhey.

The Compensation Committee held six meetings during the year ended December 31, 2008, one of which was held telephonically. The Compensation Committee and Audit Committee also held two joint meetings during 2008.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Governance Committee”) assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Governance Committee advises the Board regarding the operations of the Board and recommends to the Board the director nominees for election as directors at the next Annual Meeting of Shareholders, as well as individuals to fill vacancies on the Board. In addition, the Governance Committee recommends to the Board the responsibilities, structure, operation and membership of each Board committee. The Governance Committee oversees the Board’s annual evaluation of its performance and the performance of other Board committees. In addition, the Governance Committee develops and recommends to the Board corporate governance guidelines for Orthovita and periodically reviews such guidelines.

As of December 31, 2008, the members of the Governance Committee were Morris Cheston, Jr., Chairperson, R. Scott Barry and David Fitzgerald. Effective April 30, 2009, the members of the Governance Committee are Morris Cheston, Jr., Chairperson, R. Scott Barry and Paul Touhey.

The Governance Committee held four meetings during the year ended December 31, 2008.

How are nominees for the Board selected?

The Governance Committee considers candidates for Board membership. In evaluating potential candidates, the Governance Committee will consider, among others things, the degree to which a potential candidate fulfills a current Board need (e.g., the need for an audit committee financial expert), as well as the candidate’s ability and commitment to understand Orthovita and its industry and to devote the time necessary to fulfill the role of director (including, without limitation, regularly attending and participating in meetings of the Board and its committees). In its consideration of potential candidates, the Governance Committee considers the overall competency of the Board in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) business strategy; (vii) crisis management; and (viii) corporate governance.

As described above under “About the Meeting—Can a shareholder recommend a candidate for nomination as a director of Orthovita?,” the Governance Committee will consider for nomination Board candidates recommended by shareholders if specified procedures are followed. The Governance Committee’s process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board, management, shareholders or others.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee selects Orthovita’s independent registered public accounting firm.

As described more fully in its charter, the Audit Committee provides oversight of the quality and integrity of Orthovita’s consolidated financial statements, internal controls and financial reporting process, and Orthovita’s process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. In addition, the Audit Committee interacts directly with and evaluates the performance of the independent registered public accounting firm, including by determining whether to engage or dismiss the independent registered public accounting firm, determining compensation of the independent registered public accounting firm and monitoring the independent registered public accounting firm’s qualifications and independence.

Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, and evaluation of the effectiveness of Orthovita’s internal control over financial reporting. KPMG LLP, Orthovita’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board. In addition, KPMG LLP expresses an opinion on the effectiveness of Orthovita’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements included in the 2008 Annual Report with management. In addition, the Audit Committee has reviewed management’s evaluation of the effectiveness of Orthovita’s internal control over financial reporting. Management represented to the Audit Committee that Orthovita’s consolidated financial statements included in the 2008 Annual Report were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm (i) the audited consolidated financial statements; (ii) its opinion regarding the consolidated financial statements and its opinion regarding the effectiveness of Orthovita’s internal control over financial reporting pursuant to Public Company Accounting Oversight Board Auditing Standard No. 5 and (iii) the matters required to be discussed in accordance with the Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended.

Orthovita’s independent registered public accounting firm also provided the Committee with the written disclosures regarding independence, and the Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the representations, review and discussion described above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Orthovita’s Annual Report on Form 10-K for the year ended December 31, 2008.

Respectfully submitted on April 30, 2009 by the members of the Audit Committee of the Board of Directors:

Mary Paetzold, Chairperson

              Morris Cheston, Jr.

       William E. Tidmore, Jr.

EXECUTIVE OFFICERS OF ORTHOVITA

The names, business experience and ages of Orthovita’s executive officers are listed below:

Name	Business Experience	Age
Antony Koblish	Mr. Koblish has served as President and Chief Executive Officer of Orthovita since April 2002, after serving as Senior Vice President of Commercial Operations since June 2001. From January 1999 to June 2001, Mr. Koblish managed Orthovita’s Worldwide Marketing division. Prior to 1999, Mr. Koblish served as Director of Marketing and Product Development, Reconstructive Specialty Group of Howmedica, Inc., a subsidiary of Pfizer, Inc. Mr. Koblish serves on the board of Pennsylvania Bio, a trade association representing Pennsylvania’s biosciences community. He earned a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute and a Master of Science degree in Engineering, Mechanical Engineering and Applied Mechanics from the University of Pennsylvania.	43

Douglas Low	Mr. Low has served as Orthovita’s Senior Vice President, European Operations, since April 2006, after serving as Vice President, European Operations since May 2002. Mr. Low served as Director of European Operations from December 2001 to May 2002, and as Director of Marketing for Orthovita’s European operations from September 2001 to December 2001. Prior to joining the Company, he held senior marketing positions at both Howmedica and DePuy, a Johnson & Johnson company, where he was responsible for the International Knee Business Unit. He graduated in 1981 with a combined Bachelor of Arts degree in Economics and Marketing from the University of Strathclyde, Glasgow.	48

David J. McIlhenny	Mr. McIlhenny has been Orthovita’s Senior Vice President, Operations, since December 2002. From January 1996 to December 2002, Mr. McIlhenny served Orthovita in several capacities, namely Vice President of Quality Assurance and Regulatory Affairs, Vice President of Quality Systems and Operations Support, and Director of Manufacturing and Quality Control. From 1991 to 1995, Mr. McIlhenny was Director of Operations and Engineering at Surgical Laser Technologies, Inc., a company that developed, manufactured and marketed regulatory approved medical lasers and disposable fiber optic laser delivery systems. He received a Bachelor of Science degree in Civil Engineering from The Pennsylvania State University, a Bachelor of Science degree in Mechanical Engineering from Drexel University and a Master of Business Administration degree from Old Dominion University.	74

Name	Business Experience	Age
Albert J. Pavucek, Jr.	Mr. Pavucek has been Orthovita’s Chief Financial Officer since February 2007, after serving as Vice President, Finance and Controller since September 2006. Before joining Orthovita, Mr. Pavucek served as Vice President, Finance and Operations, of PDI, Inc., a publicly traded biopharmaceutical commercialization partner, from 2002 to September 2006. Mr. Pavucek also served as Executive Director, Controller of PDI, Inc. from 2001 to 2002. He holds Bachelor and Master Degrees in Business Administration from Temple University, and is a Fellow Alumnus of the Wharton School of Business at the University of Pennsylvania.	46

Maarten Persenaire, M.D.	Dr. Persenaire has served as Orthovita’s Chief Medical Officer since April 1999. Prior to joining Orthovita, Dr. Persenaire was Vice President of Clinical Affairs at AcroMed Corporation, a DePuy-Johnson & Johnson company. Fluent in four languages, Dr. Persenaire received his medical degree from Groningen University in The Netherlands in 1982 and served his residencies in internal medicine and surgery at St. Geertruiden and Naval Hospitals in The Netherlands.	52

Christopher H. Smith	Mr. Smith has been Orthovita’s Senior Vice President of Sales and Marketing since July 2007 after serving as Senior Vice President of U.S. Sales from March 2006 to June 2007 and Vice President, Sales from February 2004 to February 2006. From 1999 to 2004, he was a group director at Medtronic Neurologic Technologies, a division of Medtronic, Inc. From 1992 to 1999, Mr. Smith founded and was President of ThoroughMed Inc., a spine, neurosurgery and biomaterials distributor agency based in New York. ThoroughMed was acquired by Medtronic in 1999 and incorporated into Medtronic’s Neurologic Technologies sales division.	48

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

This section discusses the principles underlying our policies and decisions concerning the compensation of Orthovita’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three most highly compensated executive officers other than the CEO and the CFO (collectively, the “Named Executive Officers” or “NEOs”). This information describes the manner and context in which compensation is awarded to and earned by the NEOs and provides perspective on the tables and narrative that follow.

Who is responsible for determining the Company’s compensation philosophy?

The Compensation Committee of our Board of Directors (the “Compensation Committee” or the “Committee”) has responsibility for determining the Company’s compensation philosophy and for reviewing all compensation decisions for NEOs. With respect to decisions concerning the CEO’s cash and equity compensation, the Committee submits its recommendations to the independent members of the Board for approval. The Committee approves all decisions concerning cash compensation of all NEOs other than the CEO. The Committee submitted to the full Board its recommendations regarding equity compensation earned during 2008 for all NEOs and the Board approved such equity compensation. With respect to equity compensation that may be earned in 2009 by NEOs other than the CEO, the Committee will have authority to determine such compensation without subsequent Board approval. The Committee has engaged Radford, an independent, outside compensation consulting firm with substantial experience in the life sciences industry, to advise the Committee on matters related to the compensation of the NEOs. Radford reports directly to the Committee. In addition, the Company’s Human Resources Department works with the compensation consultant to benchmark Company positions against survey data for comparative companies, compiles the annual compensation data for each NEO and provides other support services to the consultant. Our Human Resources Department does not direct or oversee the activities of the consultant retained by the Committee.

What are the objectives of the Company’s executive compensation program?

The goal of our executive compensation program is to align the interests of our executive officers and shareholders. Our compensation philosophy promotes the achievement of the Company’s annual and long-term performance objectives, as approved by the Board, in an effort to ensure that the executive officers’ interests are aligned with the success of Orthovita. Our compensation program is structured to provide compensation opportunities designed to enable us to attract, retain and motivate superior executive personnel. This philosophy contemplates that the compensation of each executive officer should be influenced significantly by the executive officer’s performance, measured by both financial and non-financial performance and the executive officer’s overall level of experience, as well as other subjective factors applied by the Committee and management.

The Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term strategic value for shareholders with components based upon the execution of shorter-term tactical goals. The Compensation Committee believes that it has instituted an executive compensation program which:

•	Attracts and retains talented management;

•	Provides both short-term and long-term incentives;

•	Focuses performance on the achievements of Orthovita’s objectives; and

•	Is consistent with shareholder interests.

What process does the Committee follow to implement the executive compensation program?

The Committee reviews the effectiveness and competitiveness of the program in the context of the Company’s compensation philosophy and program objectives, with the assistance of the Committee’s compensation consultant. The consultant works with both the Committee and management to provide information and guidance regarding market practices and trends and to provide an independent point of view regarding compensation proposals. The consultant supplies both data from a peer group and published compensation surveys for compensation comparisons. The data shows compensation delivered by certain comparable publicly-traded biotechnology, life sciences and medical device companies to similarly situated officers. This data provides useful comparisons that are used as a guide when establishing compensation packages for our executives.

The Committee believes that the Company’s shareholders are best served when the Company can attract and retain talented executives by providing compensation packages that are competitive but fair. When assessing compensation, the Committee and the consultant analyze each component of compensation as well as the total cash compensation and total overall compensation, including long-term incentive awards. When structuring the executive compensation program, the Committee generally seeks to position total compensation for our NEOs at the 50th percentile range of the survey and peer group data. However, consideration of all factors by the Committee may result in variations from the 50th percentile. While the Committee concurs with Radford’s views that total cash compensation is competitive if within the range of 15% above or below total cash compensation amounts at the 50th percentile for comparable executives, and that long-term compensation is competitive if within the range of 30% above or below long-term compensation at the 50th percentile for comparable executives, the Board and the Committee may establish compensation outside these ranges due to differences in experience, as well as variations in responsibilities, performance and ability of the particular executive as compared to similarly situated officers at comparable publicly-traded biotechnology, life sciences and medical device companies. After reviewing those benchmarks, the Committee’s final determinations for executives’ total compensation reflect consideration of the Company’s and each executive officer’s performance, internal and external comparisons and other factors.

How did the Committee select the peer group and use compensation survey information?

In furtherance of the Company’s compensation objectives, the Committee retained Radford to assist it with selecting a peer group of companies that are similarly situated to the Company. In late 2007, Radford identified public U.S.-headquartered companies in the medical device, diagnostic and biotechnology marketplaces with approximately 175 to 550 employees, annual revenue of $38 million to $130 million, and market capitalization in a range of $130 million to $800 million and with similarities to the Company in terms of financial profile, development stage, product focus, growth potential and revenue and headcount projections. Based on information provided by Radford, the Committee determined to eliminate from the peer group three generic pharmaceutical companies since their product focus was different from the Company’s medical device business, one company with a market capitalization significantly higher than the Company’s market capitalization and another company whose stock no longer traded on a securities exchange. The Committee also decided to add to the peer group several companies with a financial profile similar to that of the Company as described above. The Committee selected the following companies as the final peer group for purposes of recommending salary, target bonus amounts and equity compensation awards for 2008:

Abaxis, Inc.	Exactech, Inc.	Osteotech, Inc.
Abiomed	Kensey Nash Corporation	Palomar Medical Technologies
AngioDynamics	Lifecore Biomedical, Inc.	Possis Medical, Inc.
Atricure, Inc.	Micrus Endovascular	Regeneration Technologies, Inc.
Conceptus	Monogram Biosciences, Inc.	Spectranetics
Cutera	Neogen Corp.	Tutogen Medical

The Committee reviews and updates its peer companies on an annual basis.

What are the individual components of the executive compensation program and why does the Company choose to pay them?

Our executive compensation program includes three key components: base salary; an annual cash performance bonus; and long-term incentive compensation in the form of stock options and/or stock-based awards.

Base salary and related benefits are a fundamental element of overall pay and are geared toward attracting and retaining the executive officer. Annual and long-term incentives play an important role in motivating executive performance, retaining executives and aligning executive pay practices with the interests of shareholders. The variable or at-risk elements of annual and long-term incentive compensation are designed to reward the achievement of both short- and long-term goals.

Base Salary. The annual base salary is designed to compensate NEOs for their sustained performance and level of responsibility, and is established by the subjective evaluation of the NEO’s performance and experience. The CEO provides evaluations of NEOs (other than himself) to the Committee as part of this process. The Compensation Committee approved all 2008 salary adjustments for NEOs and presented its recommendation to the full Board for approval. Adjustments in annual base salaries from the preceding year were designed to reflect performance and maintain competitive compensation.

Based on the data provided by Radford and taking into consideration the responsibilities of each NEO and his performance and responsibilities, as well as the comparative survey and peer group data, we adjusted the NEOs’ 2008 salary rates by the percentages indicated in the chart below.

Name	2008 Adjusted Salary	Percentage Increase over 2007 Salary
Antony Koblish	$327,100	5.5%
Albert J. Pavucek, Jr.	$215,000	7.5%
Christopher H. Smith	$233,000	26.7%
Maarten Persenaire	$250,000	13.1%
David J. McIlhenny	$205,000	3.0%

As part of the process of transitioning Mr. Smith’s cash bonus from a sales-based plan to a corporate bonus plan to better align his compensation structure with overall corporate goals such as productivity, revenue and operating margin, Mr. Smith’s 2008 cash compensation components were restructured from those in effect during 2007. This restructuring resulted in an increase to Mr. Smith’s salary of $49,000 and an increase of $23,000 to Mr. Smith’s target bonus under the Annual Target Performance Bonus program, with a consequential decrease of $62,000 to his bonus target under the Quarterly Performance Plan. See Annual Target Performance Bonus and Quarterly Performance Program below for additional information regarding the restructuring of Mr. Smith’s target performance bonus.

In July 2007, Dr. Persenaire’s annual salary rate was increased by 13.1% to $250,000 due to increased responsibilities assigned to him in mid-2007 for clinical research and development, and he did not receive a further salary increase at January 1, 2008.

Annual Target Performance Bonus.

Overview. The Annual Target Performance Bonus program is established in order to promote the achievement of the Company’s annual performance objectives. The CEO and all officers reporting to the CEO are eligible to participate in the Annual Target Performance Bonus program. The Annual Target Performance Bonus program consists of two factors: Company and individual. The Company factor represents the degree to which we achieved our overall corporate goals in a given year. For the individual factor, each employee is given an individual rating by his or her supervisor to reflect the employee’s performance against his or her goals for the year. For the NEOs, the performance bonus awarded is based upon overall achievement of the annual Company performance objectives (70% weighting) and individual performance for the year (30% weighting). We believe it is appropriate to allot a higher weighting to the Company factor in order to ensure that the bonus system for our management team is closely tied to our performance. Under the Annual Target Performance Bonus plan, there is a minimum achievement level for each corporate goal below which no payout is earned for that particular goal, and a maximum capped payout under the program for each NEO equal to 200% of the NEO’s target bonus. In addition, the program has a funding threshold that must be satisfied in order for NEOs to receive any portion of the cash bonus under the program; however, the Committee has the discretion to pay the bonus in equity or a combination of equity and cash if the funding threshold is not met. For 2008, the funding threshold was a minimum cash balance at December 31, 2008, which was satisfied and all bonuses were paid in cash. In addition, the Committee has the ability to modify payouts under the program based on individual performance or other factors. Bonuses, if any, are paid during the first quarter of the year immediately following the year of measurement.

Corporate Performance Objectives. The overall corporate goals are established by the Board based on recommendations by the Committee early each year. The objective is to link the NEOs’ bonus opportunity directly to common goals tied to Company performance consistent with the NEOs’ management of the entire Company. The Board sets a limited number of goals to better focus actions on identified, strategic business objectives. Each goal is separately weighted. If the Company’s achievement of a particular goal surpasses the target goal, additional value for such goal is assigned when calculating the performance bonus. Similarly, if the Company’s achievement of a particular goal falls below the target, the bonus amount attributable to that goal decreases.

At the end of each year, the Compensation Committee determines the degree to which each Company goal has been achieved. The targeted Company objectives for 2008 and corresponding weight given to each were as follows: top line sales revenue growth (40%); achievement of budgetary goals (35%); goals related to FDA regulatory approval of CORTOSS (15%); and achievement of three operational goals related to the Company’s VITAGEL product (10%). In February 2009, the Compensation Committee considered the Company’s degree of achievement of the 2008 corporate performance objectives and determined that 103% of the 2008 corporate performance objectives had been achieved.

Individual Performance Objectives. The Committee also considers achievement of individual objectives and milestones during the year when making final bonus decisions. These considerations may increase or decrease the individual’s actual bonus amount. The CEO presents to the Committee his evaluation of each executive officer reporting directly to him, and the Committee evaluates the CEO’s individual performance.

Target Bonus. The target bonus for each NEO other than Mr. Smith is based on a specified percentage of the NEO’s base salary. For 2008, Mr. Smith’s target bonus was a specified dollar amount. When setting Mr. Smith’s target bonus under the Annual Performance Target Bonus program, the Board and Committee considered the total bonus opportunity for Mr. Smith under both the Annual Performance Target Bonus program and the Quarterly Performance Program discussed below. The target bonus amounts for each officer reporting directly to the CEO are reviewed and approved by the Committee. The Committee also recommends to the independent members of the Board the target bonus amount for the CEO under the Annual Target Performance Bonus program. For 2008, the target bonus for which the NEOs were eligible under the Annual Target Performance Bonus program was as follows:

Name	2008 Annual Performance Target Bonus Opportunity
Antony Koblish	65% of 2008 base salary rate
Christopher H. Smith	$62,000
NEOs other than Messrs. Koblish and Smith	35% to 40% of their respective 2008 base salary rates

Based on the achievement of Company and individual objectives for 2008 as determined by the Committee and, in the case of the CEO’s individual performance, by the Board, each NEO received the following percentage of his target bonus under the Annual Target Performance Bonus program:

Name	Percentage Payout of 2008 Annual Performance Target Bonus Opportunity
Antony Koblish	118%
Albert J. Pavucek	18%
Christopher H. Smith	118%
Maarten Persenaire	103%
David J. McIlhenny	103%

Quarterly Performance Program. In addition to eligibility under the Annual Target Performance Bonus program as described above, Mr. Smith was eligible in 2008 to receive certain quarterly cash bonus awards under our Quarterly Performance Program. In early 2008, the Committee adopted changes to the 2008 bonus program for Mr. Smith’s position of Senior Vice President of Sales and Marketing to more closely align his interests with the long-term interests of shareholders. Under this program, the Senior Vice President of Sales and Marketing was eligible to receive five cash bonus awards, four of which were made quarterly under the Quarterly Performance Program and one of which was made under the Annual Target Performance Bonus program described above. The material changes made to the overall 2008 bonus program for Mr. Smith consisted of:

•

structuring the overall target bonus for the Senior Vice President of Sales and Marketing so that 70% of the bonus was based on the Company’s achievement of corporate goals under the Annual Target Performance Bonus Plan and 30% of the bonus was based on the individual performance rating for the Senior Vice President of Sales and Marketing by:

•	reducing the target amount of each of the quarterly awards from $33,000 for quarters during 2007 to $17,500 for quarters during 2008; and

•

increasing the target bonus amount under the Annual Target Performance Bonus program from $33,000 for 2007 to $62,000 for 2008, of which $22,400 was based on the Company’s achievement of corporate goals under the Annual Target Performance Bonus Plan and $39,600 was based on the individual performance rating for the Senior Vice President of Sales and Marketing; and

•

basing the target quarterly awards on the Company’s achievement of quarterly total sales revenue goals (60% weighting) and the Company’s achievement of quarterly corporate budgetary goals (40% weighting).

Mr. Smith received 106.5% of his target bonus under the quarterly performance program as a result of the achievement levels under the relevant performance goals. See the “Grants of Plan Based Awards” table below for payments made to Mr. Smith under the 2008 Quarterly Performance Program.

For 2009, Mr. Smith will no longer be eligible for bonus amounts under the Quarterly Performance Program but will be eligible for a year-end bonus under the Annual Target Performance Bonus program equal to 50% of his 2009 base salary.

Long-term Incentive Compensation. The Company believes that long-term performance is achieved through the use of stock and stock-based awards to encourage performance by employees. Our equity incentive plans have been established to provide our employees, including the NEOs, with incentives to help align their interests with the interests of shareholders.

The Committee oversees the administration of the Company’s equity compensation plans. The Company’s equity compensation plan authorizes us to grant stock options, performance shares, restricted stock units and restricted stock to employees, directors and consultants. For year-end equity compensation earned during

2008 and paid in 2009, the Committee and the Board decided to grant stock options as the long-term incentive component of the executive compensation program.

Stock options granted by the Company have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, typically vest over a four-year period with 25% vesting on each twelve-month anniversary of date of grant, subject to continued employment, and generally expire ten years after the date of grant. Fair market value is defined to be the closing sale price of our Common Stock on the date of grant as reported on the NASDAQ Global Market. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended (the “Code”). The Company does not have a program, plan or practice to time option grants in coordination with the release of material non-public information. While the Company has historically made equity grants to executive officers on an annual basis, the Board and the Committee retain the discretion to make additional awards at other times in connection with the initial hiring of a new officer, for retention purposes or otherwise.

Equity awards help to provide a balance to the overall executive compensation program as base salary and our Annual Target Performance Bonus program focus on short-term compensation, while the granting of equity awards is designed to increase shareholder value over the longer term and align the interests of employees who participate in our equity compensation program with the long-term interests of our shareholders. The vesting period of equity awards encourages employee retention and the preservation of shareholder value. We have not adopted stock ownership guidelines and our equity compensation plans have provided the principal method, other than through our employee stock purchase plan and open market purchases, for our executive officers to acquire equity in the Company.

The Compensation Committee recommended to the Board the number of shares of Common Stock subject to incentive stock option grants and performance-based equity awards under the Company’s equity compensation plan to be granted to each NEO for 2008 performance. For 2008, NEOs (other than the CEO) were each granted annual stock options to acquire shares of Common Stock in amounts ranging up to 60,000 shares. These grants are based on Orthovita’s achievement of annual performance objectives (consistent with the methodology described under “Annual Target Performance Bonus” above) and the competitiveness of each NEO’s current equity holdings in relation to the peer group data. Other important factors considered by the Committee and Board in making the awards are the Committee’s and Board’s subjective view of the executive’s ability to enhance the financial and operational performance of the Company; the executive’s past performance; and the expectation of the executive’s future performance and contributions. For 2008, the Board approved the grant to Mr. Koblish of options to purchase 165,000 shares of Common Stock, based upon its subjective evaluation of Mr. Koblish’s overall performance, as well as an assessment of the equity awards held by CEOs at peer group companies. All stock options granted to NEOs for 2008 annual performance vest 25% over four years commencing on the first anniversary of the date of grant.

CORTOSS Performance-Based Equity Awards. In addition to the annual equity awards granted in 2009 for 2008 performance, the Compensation Committee and the Board approved in September 2008 grants of performance-based awards to Messrs. Koblish, Smith, Persenaire and McIlhenny to provide incentives to achieve specific corporate goals relating to the regulatory approval and launch of CORTOSS® Bone Augmentation Material, a product candidate in the United States. Depending upon the Company’s achievement of certain revenue amounts from U.S. sales of CORTOSS and related delivery systems during the twelve-month period commencing with the first calendar month immediately following the date on which the U.S. Food and Drug Administration grants regulatory clearance for the use of CORTOSS in vertebral augmentation (the “Twelve-Month Performance Period”), the award recipients can earn shares of our Common Stock as follows:

	Potential Award Payout in Number of Shares of Common Stock Based on the Company’s Achievement of the CORTOSS Revenue Amount Goal
Name	Threshold (85%<100% of CORTOSS Revenue Amount Target)	Target (100%≤130% of CORTOSS Revenue Amount Target)	Maximum (130% of CORTOSS Revenue Amount Target or more)
Antony Koblish	63,800	127,600	191,400
Christopher H. Smith	25,550	51,100	76,650
Maarten Persenaire	30,300	60,600	90,900
David J. McIlhenny	20,750	41,500	62,250

Provided the recipient remains continuously employed with the Company through the applicable vesting date, 50% of the total number of shares of Common Stock earned by each recipient shall vest on the first anniversary of the last day of the Twelve-Month Performance Period, and the remaining shares shall vest on the second anniversary of the last day of the Twelve-Month Performance Period. No shares of Common Stock are payable if the Company does not receive regulatory clearance for the use of CORTOSS within a specified time period or if the Company achieves less than 85% of the CORTOSS revenue target during the Twelve-Month Performance Period.

Employment Agreements and Change of Control Agreements. We have entered into employment agreements with each of our CEO, CFO and Chief Medical Officer that provide for payments and other benefits if the officer’s employment is involuntarily terminated by the Company without cause. These employment agreements also provide for payments and other benefits upon a qualifying event or circumstances after there has been a change of control of the Company. We have entered into change of control agreements with each of the other NEOs. Additional information regarding these agreements, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2008, is found under the heading “Potential Payments upon Termination or Change of Control” on page 25 of this Proxy Statement.

The Committee believes that these agreements are an important part of overall compensation for our NEOs. The Committee believes that these agreements will help to secure the continued employment and dedication of our NEOs, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change of control. The Committee also believes that these agreements are important as a recruitment and retention device as many of the companies in our peer group with which we compete for executive talent have similar agreements in place for their executive officers.

What are the significant tax and accounting considerations for executive compensation?

Certain provisions of the Code provide generally that a publicly held corporation may not deduct compensation for its chief executive officer or each of other specified executive officers to the extent that such compensation exceeds $1 million for the executive. This limitation does not apply to compensation that qualifies under applicable regulations as “performance-based.” It is not expected that these provisions will adversely affect the Company based on its current compensatory structure. In this regard, base salary and bonus levels are expected to remain well below the $1 million limitation in the foreseeable future. In addition, the Company’s equity compensation plan is designed to preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options under the plan.

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 123R, “Share Based Payment” (“SFAS No. 123R”), relating to accounting for stock options and other stock-based awards. The accounting treatment for an award is taken into consideration in the design of the Company’s long-term incentive program.

REPORT OF THE COMPENSATION COMMITTEE

To our Shareholders:

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 11 of this proxy statement.

Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Orthovita’s Annual Report on Form 10-K for the year ended December 31, 2008.

Respectfully submitted on April 30, 2009 by the members of the Compensation Committee of the Board of Directors:

Paul G. Thomas, Chairman

R. Scott Barry

Paul Touhey

Summary Compensation Table

The following table sets forth information regarding 2008, 2007 and 2006 compensation for Antony Koblish, our Chief Executive Officer, Albert J. Pavucek, Jr., our Chief Financial Officer, and Orthovita’s three other most highly compensated executive officers (“Named Executive Officers” or “NEOs”).

Executive Officer Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)	Total($)
Antony Koblish,	2008	327,100	—	153,281	117,662	251,900		23,374	873,317
Chief Executive Officer	2007	310,000	1,007	125,674	155,559	200,493		25,954	818,687
	2006	258,000	55,770	—	362,335	112,230		22,636	810,971

Albert J. Pavucek, Jr.	2008	215,000	—	52,729	74,236	15,480		17,218	374,663
Chief Financial Officer(6)	2007	198,332	400	43,232	49,455	79,600		20,728	391,747
	2006	55,962	2,340	—	—	15,660		4,381	78,343

Christopher H. Smith,	2008	233,000	—	24,525	37,836	147,763	(7)	18,517	461,641
Sr. VP, Sales & Marketing	2007	184,000	—	20,108	26,960	151,617	(7)	21,560	404,245
	2006	174,970	3,900	—	60,263	154,781	(7)	17,654	411,568

Maarten Persenaire,	2008	250,000	—	12,263	38,383	103,000		19,716	423,362
Chief Medical Officer	2007	221,046	1,250	10,054	25,955	98,750	(8)	22,265	379,320
	2006	211,810	4,048	—	66,560	55,282	(8)	18,292	355,992

David J. McIlhenny,	2008	205,000	—	20,846	30,626	74,903		32,333	363,708
Sr. VP, Operations	2007	199,000	—	17,092	34,109	69,650		28,097	347,948
	2006	189,190	12,621	—	84,702	49,379		23,348	359,240

(1)	Represents bonus amounts awarded under the Annual Target Performance Bonus program. These amounts were not based on performance targets that were pre-established by the Board and communicated to the NEOs. Bonus amounts relating to performance over a specified period based on performance targets pre-established by the Board and communicated to the NEOs are set forth under the “Non-Equity Incentive Plan Compensation” column.
(2)	This column presents the dollar amount recognized as expense by the Company for financial reporting purposes with respect to restricted stock unit awards granted to the NEOs in March 2007, which vest 50% on each of the second and fourth anniversaries of the date of grant.
(3)	This column presents the dollar amount recognized as expense by the Company for financial reporting purposes with respect to stock options held by the NEO during the relevant year, and does not reflect the value of shares actually received by the NEO during the year or which may be received in the future with respect to these stock options. As indicated in the table below entitled “Option Exercises and Stock Vested in 2008”, no NEO received any cash or stock from the exercise of any option awards in 2008, 2007 or 2006. The assumptions used in determining the amounts listed in this column are set forth in note 2 to our consolidated financial statements included in our 2008 Annual Report to Shareholders that accompanies this proxy statement. In March 2009, the Company awarded options to purchase the number of shares of Common Stock set forth opposite the name of each NEO: Mr. Koblish – 165,000; Mr. Smith – 60,000; Mr. McIlhenny – 50,000; and Dr. Persenaire – 50,000. These March 2009 option awards are not reflected in the summary compensation table above.
(4)	The amounts in this column are the annual bonus amounts for achievement of corporate goals in 2008, 2007 and 2006, which we paid in cash in March of each of 2009, 2008 and 2007, respectively, under the Annual Target Performance Bonus program.
(5)	All other compensation includes the following perquisites and other benefits, valued at the incremental cost to the Company: automobile allowance, tax gross ups, life insurance premiums, non-cash compensation, and 401(k) matching contributions.

(6)	Mr. Pavucek was appointed as the Company’s Chief Financial Officer on February 8, 2007. Prior to his appointment as Chief Financial Officer, Mr. Pavucek served as the Company’s Vice President of Finance and Corporate Controller commencing on September 11, 2006, the date on which he joined the Company.
(7)	Mr. Smith’s non-equity incentive plan compensation for 2008, 2007 and 2006 includes $74,603, $122,577 and $128,681 for achievement of sales performance targets in 2008, 2007 and 2006, respectively, which we paid in cash, under the Quarterly Performance Program.
(8)	Dr. Persenaire’s non-equity incentive plan compensation for 2007 and 2006 includes $25,834 and $29,330 for achievement of sales performance targets in 2007 and 2006, respectively, which we paid in cash, under the Quarterly Performance Program in which he then participated. Dr. Persenaire did not participate in the Quarterly Performance Plan in 2008.

The following table shows the grants of awards made in 2008 to NEOs:

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Thres- hold ($)	Target ($)	Maximum ($)(2)	Thres- hold (#)	Target (#)	Maximum (#)
A. Koblish	01/01/08	0	212,615	425,230	—	—	—	—	200,000	2.87	338,000
A. Pavucek	01/01/08	0	86,000	172,000	—	—	—	—	70,000	2.87	118,300
C. H. Smith	01/01/08	0	62,000	124,000	—	—	—	—	80,000	2.87	135,200
	04/30/08	0	17,500	35,000	—	—	—	—	—	—	—
	07/31/08	0	17,500	35,000	—	—	—	—	—	—	—
	10/31/08	0	17,500	35,000	—	—	—	—	—	—	—
	12/31/08	0	17,500	35,000	—	—	—	—	—	—	—
M. Persenaire	01/01/08	0	100,000	200,000	—	—	—	—	95,000	2.87	160,550
D. McIlhenny	01/01/08	0	71,750	143,500	—	—	—	—	65,000	2.87	109,852

(1)	The grant date of January 1, 2008 is the date that the plan year began for the 2008 Annual Target Performance Bonus program. All NEOs received an annual cash incentive award for achievement of corporate goals in 2008 under the Annual Target Performance Bonus program, which awards were paid in early 2009 to each NEO. Mr. Smith’s non-equity incentive plan compensation includes $74,603 awarded under the 2008 Quarterly Performance Program. Mr. Smith was eligible for four quarterly payments based upon 2008 sales performance as described above under “Quarterly Performance Program” in the “Compensation Discussion and Analysis” section above. Mr. Smith received payments under the 2008 Quarterly Performance Program on April 30, July 31 and October 31, 2008 and January 31, 2009. Other than Mr. Smith, the NEOs were not eligible for awards under the Quarterly Performance Program in 2008.
(2)	Each NEO has a maximum future payout pursuant to our non-equity incentive plan for achievement of corporate and individual goals of 200% of the target bonus, as described above under “Annual Target Performance Bonus Program” and, with respect to Mr. Smith, under “Quarterly Performance Program,” in the “Compensation Discussion and Analysis” section.
(3)	Does not include performance-based awards approved in 2008 to provide incentives to corporate goals relating to the launch of a product candidate in the United States because regulatory clearance of the candidate, a pre-condition to the possible issuance of equity under the awards, did not occur in 2008. See “CORTOSS Performance-Based Equity Awards” in the “Compensation Discussion and Analysis” section, above, for more information about the awards, which will be reported in this table with respect to the year in which the regulatory clearance of the product candidate is achieved.
(4)	This column presents the aggregate grant date fair value of the stock options awarded during 2008 under our equity compensation plan, as determined in accordance with SFAS No. 123R. The assumptions used in determining these amounts are set forth in note 2 to our consolidated financial statements included in our 2008 Annual Report to Shareholders that accompanies this proxy statement.

The following table provides information regarding unexercised stock options and unvested stock awards held by the NEOs as of December 31, 2008. All values in the table are based on a market value of our Common Stock of $3.39, the closing price of our Common Stock on December 31, 2008, the last trading day of 2008, as reported by the NASDAQ Global Market.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
A. Koblish	—	—	—	—	—	6,900	23,391	—	—
	—	—	—	—	—	125,000	423,750	—	—
	10,000	—	—	6.60	01/04/2009	—	—	—	—
	5,000	—	—	5.06	05/17/2009	—	—	—	—
	15,000	—	—	4.90	12/01/2009	—	—	—	—
	15,000	—	—	5.00	12/31/2009	—	—	—	—
	25,000	—	—	5.56	01/31/2011	—	—	—	—
	30,000	—	—	2.48	01/24/2012	—	—	—	—
	28,000	—	—	3.00	01/24/2012	—	—	—	—
	100,000	—	—	2.28	04/23/2012	—	—	—	—
	20,000	—	—	2.80	12/18/2012	—	—	—	—
	200,000	—	—	3.12	12/22/2013	—	—	—	—
	300,000	—	—	4.45	05/04/2014	—	—	—	—
	5,000	—	—	4.51	09/01/2014	—	—	—	—
	281,520	—	—	3.69	12/23/2015	—	—	—	—
	—	200,000	—	2.87	02/29/2018	—	—	—	—
Total	1,034,520	200,000				131,900	447,141

A. J. Pavucek	—	—	—			43,000	145,770	—	—
	50,000	50,000	—	3.67	10/24/2016	—	—	—	—
	—	70,000	—	2.87	02/29/2018			—	—
Total	50,000	120,000				43,000	145,770
C. H. Smith	—	—	—			20,000	67,800	—	—
	150,000	—	—	3.54	02/27/2014	—	—	—	—
	130,000	—	—	4.45	05/04/2014	—	—	—	—
	57,164	—	—	3.69	12/23/2015	—	—	—	—
	—	80,000	—	2.87	02/29/2018
Total	337,164	80,000				20,000	67,800	—	—

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
M. Persenaire	—	—	—			5,600	18,984	—	—
	—	—	—			10,000	33,900	—	—
	50,000	—	—	4.00	07/29/2009	—	—	—	—
	10,000	—	—	5.00	12/31/2009	—	—	—	—
	15,000	—	—	5.56	01/31/2011	—	—	—	—
	2,480	—	—	2.48	01/24/2012	—	—	—	—
	12,520	—	—	2.48	01/24/2012	—	—	—	—
	18,000	—	—	3.00	01/24/2012	—	—	—	—
	7,500	—	—	2.80	12/18/2012	—	—	—	—
	22,500	—	—	2.80	12/18/2012	—	—	—	—
	37,501	—	—	3.12	12/22/2013	—	—	—	—
	72,499	—	—	3.12	12/22/2013	—	—	—	—
	62,809	—	—	4.45	05/04/2014	—	—	—	—
	47,191	—	—	4.45	05/04/2014	—	—	—	—
	4,535	—	—	4.51	09/01/2014	—	—	—	—
	465	—	—	4.51	09/01/2014	—	—	—	—
	28,543	—	—	3.69	12/23/2015	—	—	—	—
	—	95,000	—	2.87	02/29/2018	—	—
Total	391,543	95,000				15,600	54,444	—	—
D. McIlhenny	—	—	—	—	—	4,100	13,899	—	—
	—	—	—	—	—	17,000	57,630	—	—
	15,000	—	—	5.00	12/31/2009	—	—	—	—
	5,000	—	—	6.50	09/29/2010	—	—	—	—
	20,000	—	—	5.56	01/31/2011	—	—	—	—
	21,000	—	—	3.00	01/24/2012	—	—	—	—
	20,000	—	—	2.48	01/24/2012	—	—	—	—
	30,000	—	—	2.80	12/18/2012	—	—	—	—
	110,000	—	—	3.12	12/22/2013	—	—	—	—
	110,000	—	—	4.45	05/04/2014	—	—	—	—
	45,747	65,000	—	3.69	12/23/2015	—	—	—	—
Total	376,747	65,000	—	2.87	02/29/2018	21,100	71,529	—	—

(1)	Options listed in column (c) were not vested as of December 31, 2008. The following table provides information with respect to the dates on which these options are scheduled to vest, subject to continued employment and to acceleration in the event of a change in control. The options held by Messrs. Koblish and Pavucek are also subject to acceleration in the event of a termination of employment by the Company without cause or a constructive termination of employment pursuant to the terms of their respective employment agreements.

	Future Vesting Dates	Number of Options Vesting
Grant Date		A. Koblish	A. Pavucek	C. H. Smith	M. Persenaire	D. McIlhenny
10/24/06	10/24/09	—	25,000	—	—	—
	10/24/10	—	25,000	—	—	—
		—	—	—	—	—

02/29/08	03/01/09	50,000	17,500	20,000	23,750	16,250
	03/01/10	50,000	17,500	20,000	23,750	16,250
	03/01/11	50,000	17,500	20,000	23,750	16,250
	02/29/12	50,000	17,500	20,000	23,750	16,250
Total per Executive		200,000	120,000	80,000	95,000	65,000

(2)	The table below reflects the number of restricted shares held by each executive scheduled to vest in the future, subject to continued employment. Shares granted on January 25, 2002 vested in full on January 25, 2009. The shares held by Messrs. Koblish and Pavucek are also subject to acceleration of vesting in the event of a termination of employment by the Company without cause or a constructive termination of employment pursuant to the terms of their respective employment agreements.

	Future Vesting Dates	Number of Shares Vesting
Grant Date		A. Koblish	A. Pavucek	C. H. Smith	M. Persenaire	D. McIlhenny
01/25/02	01/25/09	6,900	—	—	5,600	4,100
03/06/07	03/06/09	62,500	21,500	10,000	5,000	8,500
	03/06/11	62,500	21,500	10,000	5,000	8,500
Total		131,900	43,000	20,000	15,600	21,100

The following table and explanatory footnotes provide information with regard to amounts paid to or received by our NEOs during 2008 as a result of the exercise of stock options.

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise(1) (#) (b)	Value Realized on Exercise(2) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
A. Koblish	—	—	—	—
A.J. Pavucek	—	—	—	—
C. H. Smith	—	—	—	—
M. Persenaire	—	—	—	—
D. McIlhenny	—	—	—	—

(1)	Column (b) is the number of stock options exercised by the named executive officer during 2008.
(2)	Column (c) is the market value at the time of exercise of the shares purchased less the exercise price paid.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with each of Messrs. Koblish and Pavucek and Dr. Persenaire. In addition, the Company has entered into change of control agreements with Messrs. Smith and McIlhenny. We describe our obligations for potential payments upon termination or a change of control under their respective agreements below.

Employment Agreements of Messrs. Koblish and Pavucek

We entered into employment agreements with each of Messrs. Koblish and Pavucek in April 2007, which were amended and restated in December 2008. The current term of these agreements expire in April 2010 and renew for successive twelve-month periods annually, unless we give written notice of non-renewal to the executive at least 180 days prior to the expiration of the then-current term. These agreements provide for compensation and benefits in the event that (1) we terminate the executive’s employment (other than for “Cause”) at any time; (2) the executive resigns for “Good Reason” within twelve months following a Change of Control of the Company; or (3) a Change of Control of the Company occurs.

Defined Terms. The following terms are used throughout this section and are applicable to the employment agreements with Messrs. Koblish and Pavucek:

Cause means:

•	conviction of a felony,

•	commission of an intentional act of fraud, embezzlement, or theft, or engagement in gross negligence in connection with the executive’s duties in the course of his employment with us,

•

an intentional breach of the executive’s obligations under the employment agreement, including inattention to or neglect of duties, that is materially harmful to our business and remains uncured thirty days after receiving written notice from the Board specifying the details thereof; or

•

the failure by the executive to follow the lawful directives of the CEO or the Board, provided that the executive shall have been given reasonably detailed notice that such an event constituting cause for termination has occurred and a thirty-day cure period.

Change of Control has the meaning set forth in our equity compensation plan. Any of the following situations would constitute a “Change of Control” under the employment agreements with Messrs. Koblish and Pavucek:

•	the acquisition by a person of securities having more than 50% of the voting power of our outstanding securities;

•	a sale or other disposition of all or substantially all of our assets;

•	our liquidation or dissolution;

•

a merger or consolidation of the Company with another entity in which our shareholders immediately prior to such transaction do not beneficially own, immediately after such transaction, at least 50% of the voting power of the surviving entity; or

•

individuals who, as of April 12, 2007, were members of our Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to such date whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote is deemed to be an Incumbent Director.

Good Reason means the occurrence of any of the following events or conditions:

•	a material diminution in the executive’s duties, responsibilities or authority;

•	a material reduction in the executive’s base salary except as part of an across the board reduction applicable to executives generally; or

•	a failure of the Company to comply with any of the material terms of the relevant employment agreement.

However, any of the events or conditions described above will only constitute Good Reason if (a) the executive provides us with reasonably detailed written notice that such an event constituting cause for termination has occurred; and (b) the Company does not remedy the event or condition within thirty days of receiving the executive’s written notice. In addition, the executive must provide the Company written notice within ninety days following the event that constitutes Good Reason and the executive’s termination must occur within one year following such event.

Termination without Cause; Resignation for Good Reason Following a Change of Control. If (a) we terminate Messrs. Koblish or Pavucek without Cause or, within twelve months following the occurrence of a Change of Control, Messrs. Koblish or Pavucek resigns for Good Reason, and (b) the executive executes a release waiving any and all current and future claims against us relating to his employment with, or termination by, the Company, such executive would be entitled to:

•

in the case of Mr. Koblish, a cash amount equal to twenty-four months of his then current base salary, payable in normal installments in accordance with the Company’s payroll practices; provided, however, that such amount would equal only eighteen months of current base salary if the termination without Cause occurs prior to a Change of Control or more than twelve months after the occurrence of a Change of Control;

•

in the case of Mr. Pavucek, a cash amount equal to eighteen months of his then current base salary, payable in normal installments in accordance with the Company’s payroll practices; provided, however, that such amount would equal only twelve months of current base salary if the termination without Cause occurs prior to a Change of Control or more than twelve months after the occurrence of a Change of Control;

•

a pro rata bonus for the year in which the executive’s termination of employment occurs to the extent that such amount would have been earned in accordance with the terms of the Company’s annual incentive program, payable on the date on which other bonuses are paid for the year to other employees after the end of the year to which the bonus relates; provided that in no event shall the executive’s pro rata bonus be paid later than March 15 of the calendar year following the fiscal year for which it was earned, except to the extent required to be delayed under section 409A of the Code;

•

an amount equal to the health care continuation coverage premium for the executive, his spouse and dependents until (x) the expiration of the period following the executive’s termination equal in duration to the severance period set forth in the first two bullet points above (twelve to twenty-four months, as applicable) or (y) the executive becomes eligible for coverage under a plan maintained by a new employer or under a plan maintained by his spouse’s employer, whichever is sooner, which amounts are payable monthly;

•

to the extent not already paid, any annual bonus payable with respect to a calendar year that ended prior to that termination, accrued salary and any benefits accrued and due under any applicable benefit plans and programs of the Company; and

•

full vesting of all outstanding unvested stock options, restricted stock, restricted stock units and other equity rights held by the executive as of the date of the executive’s termination without Cause at any time or resignation for Good Reason following a Change in Control.

If Mr. Koblish or Mr. Pavucek is determined to be a Specified Employee (as defined under section 409A of the Code), any amounts payable to such executive upon separation from employment that are deferred compensation under section 409A of the Code shall be postponed and shall be paid in a lump sum after the first to occur of (i) the date that is six months following the executive’s separation from employment or (ii) the executive’s death. This section 409A postponement period shall not apply to (x) separation pay that is exempt from section 409A of the Code and (y) amounts exempt from section 409A of the Code under the short term deferral exception. Each of the employment agreements with Messrs. Koblish and Pavucek provides that if any amount or benefit to be paid or provided by the Company thereunder or under any other agreement to or for the benefit of the executive would be an “excess parachute payment,” within the meaning of section 280G of the Code, then the payments and benefits to be paid or provided shall be reduced so that no portion of any such payment or benefit, as so reduced, would constitute an excess parachute payment.

Restrictive Covenants. Mr. Koblish is bound by certain non-competition and non-solicitation covenants which extend for a period of eighteen months following termination of employment. Mr. Pavucek is bound by certain non-competition and non-solicitation covenants which extend for a period of twelve months following termination of employment. Each of Messrs. Koblish and Pavucek are bound by certain confidentiality obligations which survive termination of employment.

Agreements with Dr. Persenaire

We entered into an employment agreement with Dr. Persenaire in September 1999. Under the employment agreement, if either Orthovita or its successor terminates Dr. Persenaire’s employment without cause, Dr. Persenaire is entitled to receive nine months salary as a severance benefit. The agreement also provides that in the event of a change of control of Orthovita, all stock options or other equity awards will vest immediately.

Restrictive Covenants. Under a separate Confidentiality and Non-Disclosure Agreement, Dr. Persenaire is bound by certain non-competition and non-solicitation covenants which extend for a period of nine months following termination of employment. He is also bound by certain confidentiality obligations which survive termination of employment.

Agreements for Messrs. Smith and McIlhenny

The Company has entered into change of control agreements with Messrs. Smith and McIlhenny that provide for the following severance benefits:

•

If within one year after a Change of Control of the Company (as defined in the Company’s equity compensation plan), (a) the Company terminates the executive’s employment for any reason other than “Cause” (as defined in the Company’s equity compensation plan), disability or death, or (b) the executive voluntarily terminates employment with the Company on account of a “Constructive Termination” (as defined below), the executive will receive payments equivalent to his base salary, as in effect immediately prior to the termination of employment, for up to twelve months; provided, however, that if the gross proceeds per common share realized or exchanged in a Change of Control are less than $3.00 per share, then Mr. Smith’s twelve-month continuation of base salary shall be adjusted lower by multiplying his base salary then in effect by a fraction, the numerator of which will be the gross proceeds realized per common share, and the denominator of which is equal to $3.00.

•

A “Constructive Termination” is a termination of employment at the executive’s initiative after the occurrence of any of the following events without the executive’s consent within one year after a Change of Control: (a) a material diminution in his duties, responsibilities or authority or (b) a material reduction in his annual base salary, provided, in either case, that the Company shall have been given reasonably detailed written notice that such an event constituting cause for Constructive Termination has occurred and the Company does not remedy the event or condition within thirty days of receiving the executive’s written notice. In addition, the executive must provide the Company written notice within ninety days following the event that constitutes Constructive Termination and the executive’s termination must occur within one year following such event.

•

Payment of the base salary will continue until the earlier of: (a) the commencement of “Comparable Employment” (as defined below), subject to a guarantee of six months of severance payments, regardless of when Comparable Employment commences, or (b) the first anniversary of termination of employment with the Company. The entitlement of each of Messrs. Smith and McIlhenny to receive the salary continuation payments described above will depend upon such executive’s execution at the time of termination of employment of a standard general release in favor of the Company.

•

“Comparable Employment” means new employment with another employer after the executive’s termination that (i) pays a salary that is no less than 75% of his base salary on the termination date and (ii) requires performance of the same or similar skill levels as when employed by the Company.

Restrictive Covenants. Under separate Confidentiality and Non-Disclosure Agreements, Mr. Smith is bound by certain non-competition and non-solicitation covenants which extend for a period of up to twelve months following termination of employment if we continue to pay his base salary for such period, and Mr. McIlhenny is bound by certain non-competition and non-solicitation covenants which extend for a period of twelve months following termination of employment. In addition, each of Messrs. Smith and McIlhenny is bound by certain confidentiality obligations which survive termination of employment.

Effect of a Change of Control on Unvested Equity Awards

With respect to each NEO other than Messrs. Smith and McIlhenny, upon the occurrence of a Change of Control of the Company (as such term is defined in the Company’s equity compensation plan), one hundred percent of any stock option, restricted stock or other stock grants or awards made to each NEO that have not yet become exercisable or vested shall become exercisable or vested.

The treatment of any equity grants made to Messrs. Smith and McIlhenny upon a Change of Control is as set forth in the Company’s equity compensation plan. The plan provides that, in the event of a Change of Control of the Company (as such term is defined in the Company’s equity compensation plan), one hundred percent of any stock option, restricted stock or awards that have not yet become exercisable or vested shall become exerciseable or vested unless the Committee determines otherwise, and the Committee may take any one or more of the following actions with respect to any or all outstanding equity grants, without the grantee’s consent: (i) after giving the grantee an opportunity to exercise his outstanding options and stock appreciation rights (SARs), the Committee may terminate any or all unexercised options and SARs at such time as the Committee deems appropriate, (ii) the Committee may determine that the grantee shall receive one or more payments in settlement of stock units and other stock-based awards, in such amount and form and on such terms as may be determined by the Committee, or (iii) the Committee may determine that all outstanding options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.

The following table sets forth our estimated payment obligations with respect to the employment agreements with Messrs. Koblish, Pavucek and Persenaire and the change of control agreements with Messrs. Smith and McIlhenny under various scenarios. The amounts shown assume that such termination was effective on December 31, 2008 and thus includes estimates of the amounts which would be paid out to the NEOs upon their termination in accordance with the terms of the applicable agreements as described above.

Name	Termination Without Cause in the absence of a Change of Control(1)				Termination Without Cause or for Good Reason within twelve months following a Change of Control(1)
	Salary and Bonus(2)	Health and Welfare Benefits	Acceleration of Equity Vesting(3,4)	Total	Salary and Bonus(2)		Health and Welfare Benefits	Acceleration of Equity Vesting(3,4)	Total
A. Koblish	$742,550	$25,670	$396,991	$1,165,211	$906,100		$34,227	$396,991	$1,337,318
A. Pavucek, Jr.	$230,480	$17,113	$224,714	$472,307	$337,980		$25,670	$224,714	$588,364
C. H. Smith	—	—	—	—	$233,000	(5)	—	—	$233,000
D. McIlhenny	—	—	—	—	$205,000	(5)	—	—	$205,000
M. Persenaire	$187,500	—	$137,302	$324,802	$187,500		—	$137,302	$324,802

(1)	With respect to Messrs. Koblish and Pavucek, assumes that the executive executes and delivers a general release in favor of the Company.
(2)	Assumes the bonus actually paid with respect to 2008 under the Annual Target Performance Bonus program.
(3)	Amounts shown in this column table are based on a market value of the Company’s Common Stock of $3.39, the closing price of our Common Stock on December 31, 2008, the last trading day of 2008, as reported by the NASDAQ Global Market. Includes restricted stock, restricted stock unit awards and options outstanding as of December 31, 2008 but excludes option awards granted in March 2009.
(4)	Amount would be realized in the absence of a termination of employment as well.
(5)	Assumes salary continuation for twelve months and the execution and delivery by the executive of a general release in favor of the Company.

Directors’ Compensation

Only non-employee directors receive any compensation for service on the Board or its committees. In July 2008, our Board of Directors approved changes for compensation to non-employee directors. From January 1, 2008 through June 30, 2008, directors who were not employees of Orthovita received the following compensation:

Cash Compensation	Non-qualified Stock Options: Initial Grant	Non-qualified Stock Options: Annual Grant	Restricted Stock or Non- qualified Stock Options: Annual Remuneration

Annual retainers and in-person meeting fees paid for service on the Board and its committees as set forth below.	Options to purchase 25,000 shares of Common Stock upon election to the Board. The exercise price per share is equal to the market price of the Company’s Common Stock on the date the director is elected to the Board. The options are fully vested upon grant and expire after ten years.	Options to purchase 10,000 shares of Common Stock. The exercise price per share is equal to the market price of the Company’s Common Stock on the date of the Annual Meeting of Shareholders, which is the date of grant. One-half of the shares underlying the options granted vest upon grant and the options vest as to 25% of the underlying shares on each of the following two years.	$15,000 annual remuneration paid in the form of restricted stock, which vests on the earlier of (i) the fifth anniversary of payment; (ii) change in control of the Company, as defined in the Company’s equity compensation plan; or (iii) when the non-employee director no longer serves on the Company’s Board of Directors. The restricted stock is valued based upon the market price of the Company’s Common Stock on the date of the Annual Meeting of Shareholders, which is the date of payment.

	2008 Annual Retainer*	2008 In-Person Meeting Fees
All Board members	$13,000	Chairperson of Board meeting	$2,000
Board chairperson	10,000	Non-chairperson of Board meeting	1,500
Audit Committee chairperson	10,000	Audit Committee meeting	2,000
Compensation Committee chairperson	5,000	Compensation Committee meeting	1,500
Nominating and Corporate Governance Committee chairperson	2,000	Nominating and Corporate Governance Committee meeting	1,500
Non-chairperson Audit Committee member	3,000
Other non-chairperson Committee member (each committee)	1,500

*	We paid our non-employee directors one-half of these amounts in 2008 for the first half of 2008. As disclosed above, the annual cash retainer amount for non-employee directors changed effective July 2008. For the second half of 2008, we paid our non-employee directors one-half of the annual retainer amount set forth below.

Effective July 2008, directors who are not employees of Orthovita receive the following compensation:

Cash Compensation	Annual Retainer Amounts, paid quarterly in arrears
All Board members	$25,000

Additional amounts for Board service
Board chairperson	$25,000

Audit Committee
Chairperson	$20,000
Non-chairperson member	$13,000

Compensation Committee
Chairperson	$12,500
Non-chairperson member	$9,000

Nominating and Corporate Governance Committee
Chairperson	$6,500
Non-chairperson member	$6,000

Equity Compensation
Initial Stock Option Grant	Ten-year options to purchase 57,000 shares of Common Stock, vesting in equal installments of 25% on each of the first four anniversaries of the date of grant, with an exercise price per share equal to the market price of the Common Stock on the date the director is elected to the Board. Vesting may not be accelerated. While a new non-employee director would have been eligible to receive an initial stock grant, no new directors were elected and no initial stock grants were awarded during 2008.

Annual Stock Option Grant	Ten-year options to purchase 14,000 shares of Common Stock vesting in equal installments of 25% on each of the first four anniversaries of the date of grant, with an exercise price per share equal to the market price of the Common Stock on the date of grant. Vesting may not be accelerated.

Annual Restricted Share Grant	4,700 restricted shares of Common Stock, vesting in equal one-third installments on each of the first three anniversaries of the date of grant or upon the earlier of (i) a change in control of the Company, as defined in the Company’s equity compensation plan; (ii) the recipient’s departure in good standing from the Board, as determined by the Nominating and Corporate Governance Committee of the Board when the recipient has either served as a Board member for at least five years or the sum of the recipient’s age and years of service as a Board member equals at least 65; and (iii) the recipient’s death.

Non-employee directors receive cash reimbursement for travel expenses to the Board meetings. The Company maintains liability insurance for the benefit of all of the Company’s directors. In addition, the Company has entered into indemnification agreements with each of its directors. Under these agreements, our directors will be indemnified against liabilities and expenses incurred in connection with their services to us to the fullest extent permitted under Pennsylvania law.

The following table shows compensation paid to non-employee directors for 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1,3) ($)	Option Awards(2,3) ($)	Total ($)
R. Scott Barry(4)	—	—	—	—
Morris Cheston, Jr.	39,750	1,687	2,188	43,625
David Fitzgerald	61,500	1,687	2,188	65,375
Mary Paetzold	44,000	1,687	2,188	47,875
Paul G. Thomas	31,750	1,687	2,188	35,625
William E. Tidmore, Jr.	37,000	1,687	2,188	40,875
Paul Touhey	31,750	1,687	2,188	35,625

(1)	On July 17, 2008, each non-employee director other than Mr. Barry then serving on our Board received a grant of 4,700 shares of restricted stock. The shares vest in equal one-third installments on each of the first three anniversaries of the date of grant or upon the earlier of (i) a change in control of the Company, as defined in our equity compensation plan; (ii) the non-employee director’s departure in good standing from our Board of Directors, as determined by the Nominating and Corporate Governance Committee of the Board provided the departing director has served for at least five years or the sum of the departing director’s age and years of service on our Board equals at least 65; and (iii) the non-employee director’s death. The amounts disclosed in this column are the amounts recognized for the 2008 fiscal year under SFAS No. 123R. The grant date fair value under SFAS No. 123R for each of the stock awards was $11,045.
(2)	On July 17, 2008, each non-employee director received a grant of options to purchase 14,000 shares of the Company’s Common Stock at an exercise price of $2.35 per share. These options vest in equal installments of 25% on each of the first four anniversaries of the date of grant. The amounts disclosed in this column are the amounts recognized for the 2008 fiscal year under SFAS No. 123R. The grant date fair value under SFAS No. 123R for each of the option awards was $19,167.
(3)	The following table discloses the aggregate number of stock awards and options outstanding as of December 31, 2008 for each of our non-employee directors who served during 2008:

Name	Stock Awards (#)	Option Awards (#)
R. Scott Barry	—	—
Morris Cheston, Jr.	17,392	106,500
David Fitzgerald	17,392	135,250
Mary Paetzold	17,392	118,583
Paul G. Thomas	4,700	39,000
William E. Tidmore, Jr.	4,700	39,000
Paul Touhey	9,872	49,000

For purposes of this table, a stock award is not considered outstanding after it is fully vested.

(4)	Mr. Barry joined our Board on July 30, 2007 as the designee of Essex Woodlands Health Care Venture Fund VII, L.P. (“Essex”), which received the right to designate an individual for election to our Board under a securities purchase agreement dated July 30, 2007. Mr. Barry and Essex have waived any right to receive all Board compensation for Mr. Barry’s service as a director on our Board in 2008, and any cash compensation for Mr. Barry’s service as a director on our Board in 2009.

STOCK OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of April 20, 2009 (except as specified below) by (1) all beneficial owners of five percent or more of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table included elsewhere in this proxy statement; and (4) all executive officers, directors and nominees for election as director of Orthovita as a group.

Name	Number of Shares Beneficially Owned(1)(2)		Ownership Percentage(3)
Essex Woodlands Health Ventures Fund VII, L.P.	9,663,139	(4)	12.7%

Wellington Management Company, LLP	4,620,183	(5)	6.1%

Cortina Asset Management, LLC	4,562,475	(6)	6.0%

Barclays PLC Barclays Capital Inc.	4,020,760	(7)	5.3%

Antony Koblish	1,175,169	(8)	1.5%
Maarten Persenaire	436,255	(9)	*
David J. McIlhenny	409,463	(10)	*
Christopher H. Smith	400,515	(11)	*
Albert J. Pavucek, Jr.	94,000	(12)	*
Mary Paetzold	119,475	(13)	*
Morris Cheston, Jr.	112,797	(14)	*
Paul Touhey	62,372	(15)	*
Paul G. Thomas	29,700	(16)	*
William E. Tidmore, Jr.	29,700	(16)	*
R. Scott Barry	—		0.0%
Directors and executive officers as a group (12 persons)	3,156,715	(17)	4.0%

*	Less than 1%
(1)	This table is based on information supplied by officers, directors and principal shareholders of Orthovita and on any Schedules 13D or 13G filed with the SEC. Each of the shareholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.
(2)	Beneficial ownership is determined in accordance with rules of the SEC and means voting or investment power with respect to securities. For this purpose, the number of shares beneficially owned includes shares that can be acquired upon the exercise of stock options exercisable currently or exercisable within sixty days of April 20, 2009.
(3)	Applicable ownership percentage is based on 76,061,491 shares of Common Stock outstanding on April 20, 2009. Shares of Common Stock issuable upon the exercise of stock options exercisable currently, or exercisable within 60 days of April 20, 2009, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(4)

As of February 12, 2009, Essex Woodlands Health Ventures Fund VII, L.P. (the “Fund”) owns 9,633,139 shares of Common Stock and each of the Fund, Essex Woodlands Health Ventures VII, L.P., Essex Woodlands Health Ventures VII, L.L.C., James L. Currie, Martin P. Sutter, Immanuel Thangaraj, Petri Vainio, Mark Pacala and Jeff Himawan (collectively, the “Essex Reporting Persons”) may be deemed to be the beneficial owner of the 9,633,139 shares. The address of the principal business office of each of the Essex Reporting Persons is 21 Waterway, Suite 225, The Woodlands, Texas 77380. The information in this table with respect to the Essex Reporting Persons is derived from a Schedule 13G amendment filed jointly by the Essex Reporting Persons with the SEC on February 12, 2009.
(5)	The address of Wellington Management Company, LLP (“Wellington”) is 75 State Street, Boston, Massachusetts 02109. The information in this table with respect to Wellington is derived from a Schedule 13G filed with the SEC on February 17, 2009 by Wellington.
(6)	The address of Cortina Asset Management, LLC (“Cortina”) is 330 E. Kilbourn Avenue, Suite 850, Milwaukee, Wisconsin 53202. The information in this table with respect to Cortina is derived from a Schedule 13G amendment filed with the SEC on January 9, 2009 by Cortina.
(7)	Barclays Capital Inc. is a subsidiary of Barclays PLC and a registered broker-dealer. The address of Barclays PLC is 1 Churchill Place, London E14 5HP, England. The information in this table with respect to Barclays PLC and Barclays Capital Inc. is derived from a Schedule 13G amendment filed with the SEC on February 11, 2009 by such entities.
(8)	Includes 1,074,520 shares underlying stock options.
(9)	Includes 415,293 shares underlying stock options.
(10)	Includes 392,997 shares underlying stock options.
(11)	Includes 357,164 shares underlying stock options.
(12)	Includes 67,500 shares underlying stock options.
(13)	Includes 102,083 shares underlying stock options.
(14)	Includes 90,000 shares underlying stock options.
(15)	Includes 32,500 shares underlying stock options.
(16)	Includes 25,000 shares underlying stock options.
(17)	Includes 2,859,221 shares underlying stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, certain of the Company’s officers, and persons or entities who own more than ten percent of Orthovita’s Common Stock, to file with the SEC reports of beneficial ownership and changes in beneficial ownership of the Company’s Common Stock. The directors and these officers and shareholders are required by regulations to furnish the Company with copies of all forms they file under Section 16(a).

Based solely upon a review of the copies of such reports furnished to the Company and written representations from such directors and officers, the Company believes that all Section 16(a) filing requirements were satisfied during 2008.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total shareholder return on Orthovita Common Stock during the five fiscal years ended December 31, 2008 with the cumulative total return on the NASDAQ Biotechnology Index, the NASDAQ Global Select Market Composite Index and the NASDAQ Composite Index. The comparison assumes $100 was invested on December 31, 2003 in Orthovita Common Stock and in each of such indices and assumes reinvestment of any dividends.

Effective July 3, 2006, the NASDAQ Stock Market reclassified its listings into different market tier designations. As part of this reclassification, the NASDAQ National Market was renamed as the NASDAQ Global Market. In addition, the NASDAQ Stock Market created the NASDAQ Global Select Market and the NASDAQ Global Select Market Composite Index.

The NASDAQ Global Select Market Composite Index is a market capitalization weighted index that measures all NASDAQ domestic and international based common type stocks listed on the NASDAQ Global Select Market. The index carries the index history of the NASDAQ National Market Composite Index. Orthovita’s Common Stock traded on the NASDAQ National Market for the periods shown through June 2006. Accordingly, data for the NASDAQ Global Select Market Composite Index is shown in the graph below as a historic index for the periods shown.

The NASDAQ Composite Index measures all NASDAQ domestic and international based common type stocks listed on the NASDAQ Stock Market. On July 3, 2006, Orthovita’s Common Stock commenced trading on the NASDAQ Global Market in connection with the launch of that market.

	2003	2004	2005	2006	2007	2008
Orthovita, Inc.	100.00	130.53	120.87	113.08	108.72	105.61
NASDAQ Biotechnology Index	100.00	112.31	131.52	130.42	129.36	122.91
NASDAQ Global Select Market Composite Index	100.00	111.41	115.31	129.47	141.66	87.11
NASDAQ Composite Index	100.00	108.41	110.79	122.16	134.29	79.25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since January 1, 2008, there were no transactions, nor are there currently any proposed transactions, in which the Company was or is to be a participant and the amount exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee of our Board of Directors is responsible for reviewing and approving any transactions in which the Company is to be a participant and the amount exceeds $120,000, and in which any related person will have a direct or indirect material interest. This obligation is set forth in the Audit Committee Charter, a copy of which is available on our website at www.orthovita.com.

To identify any related party transactions, each year the Company requires directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. The Company reviews related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests or business. Our Code of Conduct requires all directors, officers and employees who may have or learn of a potential or apparent conflict of interest to immediately notify our Compliance Officer or the Audit Committee.

The Company expects directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict of interest between the interests of the Company and their own personal interests. Our directors, officers and employees are prohibited from taking any actions that may make it more difficult for them to perform their duties, responsibilities and services to us in an objective and fair manner.

A copy of our Code of Conduct is available on our website at www.orthovita.com.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to hold office until the next Annual Meeting of Shareholders or until their successors have been properly elected and appointed. All of the nominees were previously elected by the Company’s shareholders.

The Board of Directors believes that the nominees will be able to serve as directors, if elected. If any nominee is unable to stand for re-election, proxies will be voted for the election of such other person as the Board of Directors may recommend, unless the Board reduces the number of directors.

Set forth below is certain information concerning the nominees for election as directors:

NOMINEES FOR THE BOARD OF DIRECTORS

Name and Length of Service as Director	Age	Principal Occupation and Certain Directorships
R. Scott Barry, Director since July 2007	37	Mr. Barry is a Partner at Essex Woodlands Health Ventures, a healthcare venture capital firm. Mr. Barry joined Essex Woodlands in 2006 from Novartis Pharma AG where he most recently served as the Global Head of Pharma M&A and Collaborations. He joined Novartis in 2002 and held positions in the Business Development & Licensing and Mergers & Acquisitions groups. Prior to joining Novartis, Mr. Barry was a Director for Century Capital Associates LLC, a boutique healthcare investment bank and consulting firm. Previously, Mr. Barry held positions at KPMG LLP’s healthcare corporate finance group and assurance services group. Mr. Barry also serves as a director of Orthopedic Resources, Inc. and Victory Pharma, Inc. He holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Stern School of Business at New York University.

Morris Cheston, Jr. Director since May 2001	71	Mr. Cheston was a partner in the law firm of Ballard Spahr Andrews & Ingersoll, LLP from 1971 through 2008, and is currently Senior Counsel. Mr. Cheston is active in numerous civic and charitable organizations including currently serving as the Chairman of the Board of Managers of Pennsylvania Hospital and as a Member of the Board and Executive Committee of the University of Pennsylvania Health System. Mr. Cheston received a Bachelor of Arts degree from Princeton University and his Juris Doctor from Harvard Law School.

Antony Koblish Director since April 2002	43	Mr. Koblish has served as President and Chief Executive Officer of Orthovita since April 2002, after serving as Senior Vice President of Orthovita’s Commercial Operations since June 2001. From January 1999 to June 2001, Mr. Koblish managed Orthovita’s Worldwide Marketing division. Prior to 1999, Mr. Koblish served as Director of Marketing and Product Development, Reconstructive Specialty Group of Howmedica, Inc., a subsidiary of Pfizer Inc. Mr. Koblish serves on the board of Pennsylvania Bio, a trade association representing Pennsylvania’s biosciences community. He earned a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute and a Master of Science degree in Engineering, Mechanical Engineering and Applied Mechanics from the University of Pennsylvania.

Name and Length of Service as Director	Age	Principal Occupation and Certain Directorships
Mary Paetzold Director since February 2003	59	Ms. Paetzold is a CPA with over 30 years of experience with public and private companies. From January 2008 to December 2008, she was adjunct professor at the Cameron School of Business at the University of North Carolina at Wilmington. From 1994 through February 2000, Ms. Paetzold served as Vice President, Chief Financial Officer, and director (1996-1997) of Ecogen, Inc., a publicly traded agricultural biotechnology company. From 1973 through 1994, Ms. Paetzold practiced with KPMG Peat Marwick, LLP, predecessor to KPMG LLP, serving as a partner from 1984 until 1994. Ms. Paetzold currently serves as a director and chairman of the audit committee for Immunomedics, Inc., a publicly traded biotechnology company. Ms. Paetzold has a Bachelor of Arts in Mathematics from Montclair State University.

Paul G. Thomas, Director since July 2007	53	From October 1998 until August 2008, Mr. Thomas served as President, Chief Executive Officer and a Director of LifeCell Corporation, a publicly traded company that develops and markets innovative tissue repair products for use in reconstructive, orthopedic and urogynecologic surgical procedures. Prior to joining LifeCell, Mr. Thomas was President of the Pharmaceutical Products Division of Ohmeda Inc., a world leader in inhalation anesthetics and acute care pharmaceuticals. Mr. Thomas received his M.B.A. degree with an emphasis in Marketing and Finance from Columbia University Graduate School of Business and completed his postgraduate studies in Chemistry at the University of Georgia Graduate School of Arts and Science. He received his B.S. degree in Chemistry from St. Michael’s College in Vermont.

William E. Tidmore, Jr., Director since July 2007; Chairman of the Board since March 2009	66	Mr. Tidmore formerly was president and chairman of DePuy Acromed, and formerly was president of DePuy, acquired by Johnson & Johnson in 1999. Mr. Tidmore held various senior management positions during his tenure of over 14 years with Depuy, including responsibilities for international businesses with direct operational responsibilities in several countries across Europe, Latin America, Japan, and Canada. Prior to that Mr. Tidmore served at Ethicon, Inc., where he held several management responsibilities including Vice President of Sales and Marketing in Canada. Mr. Tidmore holds a Marketing degree from the University of Georgia.

Name and Length of Service as Director	Age	Principal Occupation and Certain Directorships
Paul Touhey, Director since March 2007	51	Mr. Touhey is President, Chief Executive Officer and a member of the Board of Directors of Fujirebio Diagnostics, Inc., which is a subsidiary of Miraca Holdings, Inc., a healthcare holding company based in Tokyo, Japan, principally engaged in laboratory testing services and in vitro diagnostic products. Prior to his appointment as President and Chief Operating Officer in 2003, Mr. Touhey served as Fujirebio Diagnostics’ Senior Vice President (1999-2003) and Vice President of Operations (1998-1999). Prior to joining Fujirebio Diagnostics, he served in various executive positions at Centocor, Inc., including Vice President of Centocor’s Diagnostics Division. Centocor, Inc. is a subsidiary of Johnson & Johnson. Mr. Touhey is also a member of the Board of Directors of the Medical Device Manufacturers Association (“MDMA”), a position he has held since 1996. From 2000 to 2003, Mr. Touhey served as Chairman of the Board of MDMA. Mr. Touhey holds a Bachelor’s Degree from Temple University and completed the Cornell University Executive Management Program.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THESE DIRECTORS

PROPOSAL NO. 2—TO APPROVE THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE AWARDED UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN

The Board is proposing that you approve an amendment to the Company’s 2007 Omnibus Equity Compensation Plan (the “2007 Plan”) to increase by 4,000,000 shares the aggregate number of shares of our Common Stock which may be issued under the 2007 Plan. A copy of the 2007 Plan as proposed to be amended is attached as Appendix A.

Our 2007 Plan currently has 1,793,756 shares remaining available for issuance. Our Board believes that the number of shares available for issuance under the 2007 Plan is not sufficient in light of the Company’s compensation structure and strategy. Our equity compensation program is intended to encourage participants to contribute to Orthovita’s long-term growth, to align their interests with the Company’s shareholders’ interests and to aid the Company in attracting and retaining officers, employees, directors and consultants of outstanding ability. We have provided this compensation to our officers, employees, directors and consultants through grants of stock options, restricted stock units, performance shares, restricted stock and shares of Common Stock under the 2007 Plan.

The Compensation Committee of our Board and the Board believes the approval of this amendment is in the best interests of the Company and its shareholders, as the availability of an adequate number of shares reserved for issuance under the 2007 Plan is an important factor in attracting, motivating and retaining qualified personnel.

Description of the 2007 Plan

The following paragraphs provide a summary of the principal features of the 2007 Plan and its operation. This summary of the 2007 Plan is not intended to be a complete description of the 2007 Plan and is qualified in its entirety by the actual text of the 2007 Plan to which reference is made.

Administration

The 2007 Plan is administered and interpreted by the “committee”, which means (i) with respect to grants to employees and consultants, the Board, the Compensation Committee of the Board or another committee appointed by the Board; (ii) with respect to grants made to non-employee directors, the Board; and (iii) with respect to grants that are intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a committee consisting of two or more outside directors, as defined under section 162(m) of the Code. The Board and the Compensation Committee have approved the delegation to the Chief Executive Officer, in his capacity as a Board member, the authority to make grants under the 2007 Plan to employees and consultants of Orthovita and its subsidiaries who are not subject to the restrictions of section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of section 162(m) of the Code. Under the terms of this delegation, the Chief Executive Officer, as a one-person committee of the Board, has permission to make ongoing or new hire equity awards to non-executive level employees in amounts that do not exceed 30% over the 50th percentile equity award amount benchmarked for each job position by an independent survey from an outside compensation consultant. The Chief Executive Officer may also make equity grants to consultants of up to 25,000 shares of Common Stock in any twelve-month period. However, in no event may the Chief Executive Officer make grants that exceed 50,000 shares of Common Stock per person, subject to adjustment in certain circumstances as described below. The Board or the Compensation Committee also could prescribe other limitations and conditions on this one-person committee’s ability to make grants under the 2007 Plan. Antony Koblish, Chief Executive Officer, is the director who will serve on the one-person committee.

General

The 2007 Plan provides that grants may be made in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options are collectively referred to as “options”), (iii) stock units, (iv) stock awards, (v) stock appreciation rights (“SARs”) and (vi) other stock-based awards.

The maximum number of shares that may be subject to grants under the 2007 Plan to any individual during any calendar year is 500,000 shares, subject to adjustment in certain circumstances as described below.

If and to the extent options or SARs granted under the 2007 Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any stock awards, stock units or other stock-based awards are forfeited or terminated, the shares subject to such grants will again be available for purposes of the 2007 Plan.

Adjustment Provision

If there is any change in the number or kind of shares of Common Stock outstanding by reason of a stock dividend, spinoff, recapitalization, stock split, or combination, exchange of shares, merger, reorganization, consolidation, reclassification, change in par value, any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for issuance under the 2007 Plan, the maximum number of shares of Common Stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the 2007 Plan, and the price per share or the applicable market value of the grants shall be equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2007 Plan and such outstanding grants.

Eligibility for Participation

All of our and our subsidiaries’ employees, all of our non-employee directors, and consultants who perform services for us and our subsidiaries are eligible to receive grants under the 2007 Plan. The committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of our Common Stock that are subject to each grant.

Types of Awards

Stock Options

The committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the 2007 Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The committee will determine the exercise price per share of options on the date of grant. The exercise price of options granted under the 2007 Plan must be equal to or greater than the last reported sale price of the underlying shares of our Common Stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of our Common Stock on the date of grant.

The committee determines the term of each option, which cannot exceed ten years from the date of grant. However, an ISO granted to a 10% shareholder may not have a term longer than five years from the date of grant. The grantee may pay the exercise price (i) in cash, (ii) with the consent of the committee, by tendering shares of Common Stock owned by the grantee and having a fair market value on the date of exercise equal to the exercise price, (iii) through a broker-assisted exercise in accordance with applicable law, (iv) by such other method approved by the committee to the extent permitted by applicable law or (v) by a combination of the foregoing.

The committee will determine the terms and conditions of options, including when they become exercisable. The committee may accelerate the exercisability of any options. The committee will also determine under what circumstances a grantee may exercise an option after termination of employment or service. Generally, if a grantee ceases to be employed by, or provide service to, the Company for any reason other than disability, death, or termination for cause, the grantee’s options will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, the Company. If a grantee ceases to be employed by, or provide service to, us on account of the grantee’s disability or death, the grantee’s options will terminate one year following the date on which the grantee ceases to be employed by, or provide service to, the Company. In each case described above, the committee may specify a different option termination date, but in any event no later than the expiration of the option term. If a grantee ceases to be employed by, or provide service to, the Company on account of termination for cause, the grantee’s options will terminate immediately.

Stock Units

The committee may make stock unit awards to anyone eligible to participate in the 2007 Plan. Each stock unit will represent the right of the grantee to receive a share of Orthovita Common Stock or an amount based on the value of a share of Orthovita Common Stock. The committee may grant stock units that are payable on terms and conditions determined by the committee, which may include payment based on achievement of performance goals. Stock units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the committee. The committee will determine the number of stock units to be granted and the requirements applicable to such stock units. Payment with respect to stock units will be made in cash, in Orthovita Common Stock, or in a combination of the two, as determined by the committee. The committee will determine in the grant agreement under what circumstances a grantee may retain stock units after termination of the grantee’s employment or service, and the circumstances under which stock units may be forfeited. Unless the committee determines otherwise, if the grantee ceases to be employed by, or provide service to, the Company or its subsidiaries during a specified period, or if other conditions established by the committee are not met, the grantee’s stock units will be forfeited. The committee may grant dividend equivalents in connection with stock units, under such terms and conditions as the committee deems appropriate.

Stock Awards

The committee may grant stock awards to anyone eligible to participate in the 2007 Plan. Shares of stock issued pursuant to stock awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the committee. The committee may establish conditions under which restrictions on stock awards will lapse over a period of time or according to such other criteria as the committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The committee will determine the number of shares of Common Stock to be issued pursuant to a stock award. The committee will determine in the grant agreement under what circumstances a grantee may retain stock awards after termination of the grantee’s employment or service, and the circumstances under which stock awards may be forfeited. Unless the committee determines otherwise, if the grantee ceases to be employed by, or provide service to, the Company or its subsidiaries during a specified period, or if other conditions established by the committee are not met, the grantee’s stock awards will terminate as to all shares covered by the awards as to which the restrictions have not lapsed, and those shares of stock must immediately be returned to the Company. Unless the committee determines otherwise, while stock awards are subject to any restrictions, grantees will have the right to vote shares of stock awards and to receive dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the committee.

SARs

The committee may grant SARs to anyone eligible to participate in the 2007 Plan separately or in tandem with any option grant. The base amount of each SAR will not be less than the fair market value of a share of Common Stock on the date of grant of the SAR. When an SAR is exercised, the grantee will receive an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the base price of the SAR. Payments will be made in cash, Common Stock, or a combination of the two in such proportion as the committee determines.

Other Stock-Based Awards

The committee may grant other stock-based awards, which are grants other than options, stock units, stock awards and SARs. The committee may grant other stock-based awards to anyone eligible to participate in the 2007 Plan. These grants will be based on or measured by shares of our Common Stock. Other stock-based awards may be granted subject to achievement of performance goals or other conditions and may be payable in Orthovita Common Stock or cash, or in a combination of the two, as determined by the committee in the grant agreement.

Qualified Performance-Based Compensation

The 2007 Plan permits the committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, or other stock-based awards granted to employees under the 2007 Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets, budgetary goals, regulatory approvals or clearances of products, regulatory, clinical trial and product development milestones, or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among grantees.

The committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of our financial results for the performance period, the committee will certify and announce the results for the performance period. If and to the extent that the committee does not certify that the performance goals have been met, the grants of stock awards, stock units and other stock-based awards for the performance period will be forfeited or will not be made, as applicable.

Deferrals

The committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of the Company’s Common Stock that would otherwise be due to the grantee in connection with any stock units under the 2007 Plan. The committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Transferability of Awards

Grants under the 2007 Plan may not be transferred except upon the grantee’s death or, with respect to grants of NQSOs, if permitted by the committee, to family members or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws and provided that the grantee receives no consideration for the transfer of the NQSOs.

Effects of a Change of Control

The 2007 Plan provides that, unless the committee determines otherwise, upon the occurrence of a Change of Control, outstanding options and SARs will fully vest and restrictions on outstanding stock awards and stock units will lapse. A “Change of Control” will be deemed to occur if (i) any person (excluding certain shareholders) acquires securities of Orthovita representing more than 50% of the voting power of the then outstanding securities of Orthovita, (ii) the consummation of a (x) merger or consolidation of Orthovita where the shareholders immediately before the transaction will not hold, immediately after the transaction, a majority of the stock of the surviving corporation, (y) sale of substantially all of the assets of Orthovita or (z) liquidation or dissolution of Orthovita, or (iii) Individuals who, as of the effective date of the 2007 Plan, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote will be, for purposes of the 2007 Plan, an Incumbent Director.

In the event of a Change of Control, the committee may require that grantees surrender their outstanding options and SARs in exchange for a payment by us, in cash or Common Stock, of an amount equal to the amount by which the fair market value of the Common Stock exceeds the exercise price of the options or the base price of the SARs. In addition, in the event of a Change of Control, the Committee may take any of the following actions, without the consent of any grantee: (i) after giving the grantees an opportunity to exercise their outstanding options and SARs, the committee may terminate any or all unexercised options and SARs, (ii) the committee may determine that grantees holding stock units and other stock-based awards will receive a payment in settlement of the stock units and other stock-based awards, or (iii) the committee may determine that all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the Change of Control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

No Repricing of Options or SARs. Neither the Board nor the committee can amend the 2007 Plan or options or SARs previously granted under the 2007 Plan to permit a repricing of options or SARs, without prior shareholder approval, except with respect to certain adjustments as described above under “Adjustment Provision”.

Amendment and Termination of the 2007 Plan. The Board may amend or terminate the 2007 Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. The 2007 Plan will have a term of ten years and will terminate on April 11, 2017, unless it is terminated earlier by the Board or is extended by the Board with shareholder consent.

Grants Under the 2007 Plan

Grants under the 2007 Plan are discretionary, so it is currently not possible to predict the number of shares of the Company’s Common Stock that will be granted or who will receive grants under the 2007 Plan after the Annual Meeting. The proposed amendment to the 2007 Plan will not affect any award that is outstanding presently. Prospectively, we expect to make additional awards under the Plan. For example, we typically grant annual equity awards to executives and other employees. In addition, consistent with our Board’s current policy for compensating non-employee directors, the Board has approved an initial grant upon a non-employee Board member’s election to the Board of NQSOs to purchase 57,000 shares of Common Stock, as well as annual grants to non-employee Board members consisting of (i) NQSOs to purchase 14,000 shares of Common Stock; and (ii) 4,700 restricted shares of Common Stock. NQSOs issued to non-employee directors are granted at the fair market value of the Company’s Common Stock on the date of grant and vest in equal installments of 25% on each of the first four anniversaries of the date of grant. Under our current Board compensation policy, annual grants of restricted stock made to non-employee directors vest in equal one-third installments on each of the first three anniversaries of the date of grant or upon the earliest of (i) a change in control of the Company, as defined in the 2007 Plan, (ii) the recipient’s departure in good standing from the Company’s Board, as determined by the Nominating and Corporate Governance Committee of the Board when the recipient has either served as a Board member for at least five years or the sum of the recipient’s age and years of service as a Board member equals at least 65; and (iii) the recipient’s death.

Shares Authorized for Issuance under 2007 Plan

If this Proposal 2 is approved, the only effect will be to increase the aggregate number of shares of Common Stock of the Company authorized for issuance under the 2007 Plan. Under the 2007 Plan, 10,217,770 shares of Common Stock were originally authorized for issuance upon the 2007’s adoption in 2007. Since then, 623,452 shares have been issued under the 2007 Plan and are not subject to forfeiture, cancellation or expiration. The effect of approving this Proposal 2 would be to increase the remaining 9,594,318 shares by 4,000,000 shares, resulting in 13,594,318 shares of Common Stock authorized for issuance under the 2007 Plan, subject to adjustment in certain circumstances as described under “General” and “Adjustment Provision” above. As of March 31, 2009, grants with respect to 7,800,562 shares were outstanding.

Federal Income Tax Consequences

The federal income tax consequences of grants under the 2007 Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the 2007 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our Common Stock or payment of cash under the 2007 Plan. Future appreciation on shares of the Company’s Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of the Company’s Common Stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of the Company’s Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii) If an employee exercises an option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of the Company’s Common Stock acquired upon exercise of the option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our Common Stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Purpose and Effect of the Proposed Amendment and Restatement

As of March 31, 2009, the 2007 Plan had 1,793,756 shares of Common Stock available for issuance. The 2007 Plan is intended to encourage participants to contribute to Orthovita’s long-term growth, to align their interests with the Company’s shareholders’ interests and to aid the Company in attracting and retaining officers, employees, consultants and directors of outstanding ability. The Board of Directors believes it is in Orthovita’s best interest to increase the number of shares of Common Stock authorized under the 2007 Plan by 4,000,000 shares in order to be able to make additional awards under the 2007 Plan.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE INCREASE TO THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE AWARDED UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN.

PROPOSAL NO. 3— TO APPROVE THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN WHICH INCREASES BY 200,000 THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND MAKES CERTAIN OTHER ADMINISTRATIVE CHANGES

We are asking shareholders to approve the amendment and restatement of the Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan was initially adopted in 1998 and was previously amended to increase the number of shares reserved for issuance thereunder (the “Existing Plan”). In June 2008, the Board then approved the amendment and restatement of the Existing Plan (i) to authorize additional shares of our Common Stock for purchase thereunder, (ii) to extend the scheduled expiration date thereof from June 2008 to June 2018, and (iii) to make certain administrative changes to be consistent with best drafting practices. The amended and restated Original Plan is referred to as the “Purchase Plan”. The Board has determined that it is in the best interests of the Company and its shareholders to amend and restate the Purchase Plan. The Board has authorized an increase to the number of shares reserved for issuance thereunder by an additional 200,000 shares to an aggregate of 500,000 shares of our Common Stock reserved for purchase under the Purchase Plan, subject to shareholder approval. As of March 31, 2009, only 204,354 shares remained available for issuance under the Existing Plan. The Board expects that with the 200,000 share increase, the number of shares reserved for issuance under the Purchase Plan will be sufficient to operate the plan between three to four years without having to request additional shares. The Board will periodically review actual share consumption under the Purchase Plan and may make an additional request for shares under the Purchase Plan earlier or later than this period as needed. If the shareholders approve the Purchase Plan, it will replace the version of the Existing Plan. If shareholders do not approve the amended and restated Purchase Plan, we will continue to use the current version of the Existing Plan.

Description of the Employee Stock Purchase Plan

The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan as set forth in Appendix B.

General

The Purchase Plan was adopted by the Board in June 2008, subject to shareholder approval at the Annual Meeting. The purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase shares of our Common Stock through payroll deductions.

Administration

The Board or a committee appointed by the Board (in either case, the “Administrator”) administers the Purchase Plan. The administration, interpretation or application of the Purchase Plan by the Administrator will be final, conclusive and binding upon all participants.

Eligibility

Each of our employees or the employees of our subsidiaries who has completed at least six months of continuous service who is a full- or part-time employee with us or one of our subsidiaries for at least twenty hours per week and for more than 6 months per year is eligible to participate in the Purchase Plan; except that no employee will be granted an option under the Purchase Plan to the extent that (i) immediately after the grant, such employee would own 5% or more of the total combined voting power or value of the Company or (ii) his or her rights to purchase stock under all of our employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

Offering Period

The Purchase Plan is implemented through four quarterly offering periods during each calendar year, commencing on or about January 1, April 1, July 1 and October 1 of each year. To participate in the Purchase Plan, an eligible employee must complete a subscription agreement provided by the Company authorizing payroll deductions and filing it with the Company’s payroll office prior to the applicable offering date. Payroll deductions may not exceed 10% of a participant’s base pay which he or she received on a given payday nor be less than a $10 deduction per payday. At the beginning of each quarterly offering period, each participant automatically is granted an option to purchase shares of our Common Stock through such participant’s accumulated payroll deductions. Unless a participant withdraws from the Purchase Plan or notifies the Administrator in such manner and at such time in advance of the applicable purchase date as the Administrator shall prescribe, the option will be automatically exercised at the end of the offering period, and the maximum number of full shares will be purchased at the applicable amount of the accumulated payroll deductions in his or her account.

Purchase Price

Shares of our Common Stock may be purchased under the Purchase Plan at a purchase price equal to 95% of the fair market value of our Common Stock on the last day of the offering period. The fair market value on any relevant date means the last price of our Common Stock reported on the Nasdaq Global Market.

Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions throughout each offering period. The payroll deductions made by a participant will be credited to his or her account under the Purchase Plan. A participant may not make any additional payments into such account. The maximum number of full shares of our Common Stock that a participant may purchase in each offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price.

A participant may change the rate of his or her payroll deductions during an offering period by filing a written notice. The change in rate will be effective as of the commencement of the specified offering period, provided the notice of change is received by the Company at such time in advance of the date of which the change is to be made effective as the Administrator may prescribe.

Withdrawal

During the offering period, a participant may discontinue all, but not less than all, of the payroll deductions credited to his or her account at any time prior to the end of an applicable offering period by giving written notice to the Company. All the participant’s payroll deductions credited to his or her account will be paid promptly after receipt of withdrawal and the option will terminated, and no further payroll deductions will be made during the applicable offering period.

In the event an employee fails to remain continuously employed by the Company or any subsidiary for at least 20 hours per week during a given offering period, he or she will be deemed to have elected to withdraw from the Purchase Plan and the payroll deductions credited to his or her account will be returned and the option terminated.

Termination of Employment

Upon termination of a participant’s employment prior to the end of an offering period for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Purchase Plan and the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, and such participant’s option will automatically be terminated.

Changes in Capitalization

If any option under the Purchase Plan is exercised after any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or the like, occurring after such option was granted that reduces, increases or otherwise changes the shares outstanding immediately prior to such event, then the number of shares to which such option shall be applicable and the option price for such shares shall be appropriately adjusted by the Company.

Amendment and Termination of the Plan

The Board may at any time terminate or amend the Purchase Plan, provided that certain amendments may require shareholder approval. No such termination can affect options previously granted, nor may any amendment make any change in any option previously granted which adversely affects the rights of any participant.

Participation in Plan Benefits

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. For illustrative purposes, the following table sets forth (i) the number of shares of our Common Stock that were purchased during the last calendar year under the Purchase Plan, (ii) the average price per share paid for such shares, and (iii) the fair market value at the date of purchase.

Name of Group	Number of Shares Purchased	Average Per Share Purchase Price	Fair Market Value at Date of Purchase
All executive officers, as a group	1,963	$2.52	$2.65
All employees who are not executive officers, as a group	73,398	$2.46	$2.59

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price and (b) an amount equal to 5% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above. If Proposal No. 3 is not approved by shareholders, participants in the Purchase Plan will recognize ordinary income in an amount equal to 5% of the fair market value of the shares as of the first day of the applicable offering period with respect to the shares they purchased.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE AGREEMENT

PROPOSAL NO. 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to shareholder ratification, the Audit Committee of the Board of Directors has reappointed the firm of KPMG LLP as the independent registered public accounting firm to audit and report upon our consolidated financial statements for 2009. Unless otherwise specified by the shareholders, the shares of stock represented by the proxy will be voted for ratification of the appointment of KPMG LLP as our independent registered public accounting firm to audit and report upon our consolidated financial statements for 2009. If this appointment is not ratified by shareholders, the Audit Committee may reconsider its appointment.

One or more representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees; Audit-Related Fees; Tax Fees; All Other Fees. The following table sets forth the aggregate fees incurred by the Company in connection with KPMG LLP’s audit of the Company’s consolidated financial statements for the years ended December 31, 2008 and 2007, and for other services rendered by KPMG LLP in those periods.

	Year Ended December 31
	2008	2007
Audit Fees	$472,345	$505,638
Audit Related Fees	7,500	10,000
Tax Fees	—	—
All Other Fees	—	—

	$479,845	$515,638

Audit Fees are fees paid to KPMG LLP for professional services for the audit of Orthovita’s consolidated financial statements included in the Company’s Form 10-K and review of financial statements included in the Company’s Forms 10-Q, and for services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements. Audit Related Fees consisted of fees relating to services performed in connection with the issuance of consents to various registration statements under the Securities Act of 1933 filed by Orthovita.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by Orthovita’s independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has adopted policies and procedures for giving such approval. The Audit Committee policy also allows the Audit Committee Chairperson to pre-approve between Audit Committee meetings in 2009 audit or non-audit services up to $25,000 in the aggregate and report such fees to the Committee at the next meeting.

The Audit Committee has reappointed, subject to shareholder ratification, the firm of KPMG LLP, as the independent registered public accounting firm, to audit and report upon the Company’s consolidated financial statements for 2009. In appointing KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009, the Audit Committee has considered whether KPMG LLP’s provision of services other than audit services is compatible with maintaining their independence.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Any shareholder proposals (other than proposals generally to nominate directors) intended to be presented at an annual meeting of shareholders called for a date between May 25, 2010 and July 23, 2010 and considered for inclusion in our proxy materials must be received by January 1, 2010 and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). Shareholder proposals failing to comply with the procedures of Rule 14a-8 under the Exchange Act will be excluded.

Any shareholder proposals (other than those proposals generally seeking to nominate directors) that are intended to be presented at the annual meeting of shareholders in 2010 and not included in our proxy materials must comply with the advance notice provision in Section 3.09 of our by-laws. If we call the 2010 annual meeting of shareholders for a date between May 25, 2010 and July 23, 2010, we must receive notice of the proposal on or after March 25, 2010 and on or before April 24, 2010. If we call the 2010 annual meeting of shareholders for any other date, we must receive notice of the proposal by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. If notice is not received by March 25, 2010 or is received after April 24, 2010 (or is not received by the tenth day following the day we mail notice of, or announce publicly, the date of our 2010 annual meeting of shareholders, if such meeting is not called for a date between May 25, 2010 and July 23, 2010), the shareholder proposals will be deemed “untimely,” and the proxies solicited in connection with such meeting may confer discretionary authority to vote on the proposal included in such notice without any disclosure regarding that proposal in the proxy statement for such meeting.

Shareholders who wish to nominate directors for election must comply with the procedures described under “About the Meeting—Can a shareholder recommend a candidate for nomination as a director of Orthovita?” beginning on page 4.

All shareholder proposals to be considered for inclusion in Orthovita’s proxy statement and proxy for the 2010 Annual Meeting of Shareholders of Orthovita must be submitted in writing to Christine J. Arasin, Corporate Secretary, Orthovita, Inc., 77 Great Valley Parkway, Malvern, Pennsylvania 19355.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Annual Report for the year ended December 31, 2008 is enclosed. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

A copy of Orthovita’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC, excluding exhibits thereto, may be obtained, without charge, by contacting Albert J. Pavucek, Jr., Chief Financial Officer, at Orthovita, Inc., 77 Great Valley Parkway, Malvern, Pennsylvania 19355.

By Order of the Board of Directors,

CHRISTINE J. ARASIN Corporate Secretary

Malvern, Pennsylvania

April 30, 2009

Appendix A

ORTHOVITA, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

1.    Purpose

The purpose of the Orthovita, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Orthovita, Inc. (the “Company”) and its parent or subsidiaries, (ii) non-employee members of the board of directors of the Company and (iii) consultants who perform valuable services for the Company or its subsidiaries with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

The Orthovita, Inc. 1997 Equity Compensation Plan (the “1997 Plan”) will be merged with and into this Plan as of the Effective Date, and no additional grants will be made thereafter under the 1997 Plan. Outstanding grants under the 1997 Plan will continue in effect according to their terms as in effect on the Effective Date (subject to such amendments as the Committee (as defined below) determines, consistent with the 1997 Plan), and the shares with respect to outstanding grants under the 1997 Plan will be issued or transferred under this Plan.

2.    Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors.

(b) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors;

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company; or

(iii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Plan, an Incumbent Director.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means (i) with respect to Grants to Employees and Consultants, the Board, Compensation Committee of the Board or another committee appointed by the Board to administer the Plan,

(ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respect to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(e) “Company” means Orthovita, Inc. and any successor corporation.

(f) “Company Stock” means the common stock of the Company.

(g) “Consultants” means any consultant or advisor who performs services to the Company or any of its subsidiaries.

(h) “Disability” shall mean a Participant’s becoming disabled within the meaning of the Company’s long-term disability plan then in effect.

(i) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(j) “Effective Date” of the Plan means April 12, 2007, subject to approval of the Plan by the shareholders of the Company.

(k) “Employed by, or provide services to, the Employer” shall mean employment as an Employee, Consultant or Non-Employee Director (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Units, Stock Awards and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment until the Participant ceases to be an Employee, Consultant and Non-Employee Director), unless the Board determines otherwise in the Grant Agreement.

(l) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(m) “Employer” means the Company and its subsidiaries.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(p) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(q) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(r) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(s) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(t) “Non-Employee Director” means a member of the Board who is not an Employee.

(u) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(v) “1933 Act” means the Securities Act of 1933, as amended.

(w) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(x) “Other Stock-Based Award” means a grant that is based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(y) “Participant” means an Employee, Non-Employee Director or Consultant designated by the Committee to participate in the Plan.

(z) “Plan” means this Orthovita, Inc. 2007 Omnibus Equity Compensation Plan, as may be amended from time to time.

(aa) “SAR” means a stock appreciation right as described in Section 10.

(bb) “Stock Award” means an award of Company Stock as described in Section 9.

(cc) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

(dd) “Termination for Cause” shall mean, except to the extent otherwise provided in a Participant’s Grant Agreement, a finding by the Board, after full consideration of the facts presented on behalf of both the Employer and the Participant, that the Participant has breached his or her employment or service contract with the Employer, or has been engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information.

3.    Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 19 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

(d) Delegation of Authority. Notwithstanding the foregoing, the Board may delegate to the Chief Executive Officer, in his capacity as a Board member of the Company, the authority to make grants under the Plan, which grants shall not exceed 50,000 option shares to any person per year, to Employees or

Consultants of the Company and its subsidiaries who are not subject to the restrictions of section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of section 162(m) of the Code. The grant of authority under this subsection 1(d) shall be subject to such conditions and limitations as may be determined by the Board.

4.    Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.    Shares Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Company Stock that may be issued under the Plan is 13,594,318 shares, subject to adjustment as described in subsection (d) below. This aggregate number shall include the shares remaining to be issued under the 1997 Plan (including shares with respect to outstanding grants and shares available for future grants).

(b) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units or other Stock-Based Awards is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described in subsection (d) below. The individual limits of this subsection (d) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable.

6.    Eligibility for Participation

(a) Eligible Persons. All Employees, Non-Employee Directors and Consultants shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select Employees, Non-Employee Directors and Consultants to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.    Options

(a) General Requirements. The Committee may grant Options to Employees, Non-Employee Directors or Consultants upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors or Consultants.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors or Consultants.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment, Disability or Death.

(i) Except as provided below or in a Grant Agreement, an Option may only be exercised while the Participant is employed by, or provide services to, the Employer as an Employee, Consultant or member of the Board. In the event that a Participant ceases to be employed by, or provide services to, the Employer for any reason other than a Disability, death, or Termination for Cause, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within 90 days of the date on which the Participant ceases to be employed by, or provide services to, the Employer (or within such other period of time as may be specified in the Grant Agreement), but in any event no later than the date of expiration of the Option term. Any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide services to, the Employer shall terminate as of such date.

(ii) In the event the Participant ceases to be employed by, or provide services to, the Employer on account of a Termination for Cause, any Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide services to, the Employer. In addition, the Participant shall automatically forfeit all Option shares for any exercised portion of an Option for which the Employer has not yet delivered the share certificates, upon refund by the Employer of the Exercise Price paid by the Participant for such shares.

(iii) In the event the Participant ceases to be employed by, or provide services to, the Employer because of the Participant’s Disability, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide services to, the Employer (or within such other period of time as may be specified in the Grant Agreement), but in any event no later than the date of expiration of the Option term. Any of the Participant’s Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide services to, the Employer shall terminate as of such date.

(iv) If the Participant dies while employed by, or provide services to, the Employer or within 90 days after the date on which the Participant ceases to be employed or provide services on account of a termination of employment or service specified in Section 5(d)(i) above (or within such other period of time as may be specified in the Grant Agreement), any Option that is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide services to, the Employer (or within such other period of time as may be specified in the Grant Agreement), but in any event no later than the date of expiration of the Option term. Any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide services to, the Employer shall terminate as of such date.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) by such other method as the Committee may approve, to the extent permitted by applicable law, or (v) through any combination of the foregoing. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.    Stock Units

(a) General Requirements. The Committee may grant Stock Units to Employees, Non-Employee Directors or Consultants, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited. Unless the Committee determines otherwise, if the Participant ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9.    Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to Employees, Non-Employee Directors or Consultants under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited. Unless the Committee determines otherwise, if the Participant ceases to be employed by, or provide services to, the Employer during a period designated in the Grant Agreement, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company.

(c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. Unless the Committee determines otherwise, while Stock Awards are subject to any restrictions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10.    Stock Appreciation Rights

(a) General Requirements. The Committee may grant SARs to Employees, Non-Employee Directors or Consultants separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall not be less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. An SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable. SARs may only be exercised while the Participant is employed by, or providing services to, the Employer or during the applicable period after termination of employment as described in Section 7(d).

(d) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f) Form of Payment. The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

11.    Other Stock-Based Awards

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees, Non-Employee Directors or Consultants, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12.    Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b) Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price- earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets, budgetary goals, regulatory approvals or clearances of products, regulatory, clinical trial and product development milestones, or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13.    Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14.    Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

15.    Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights.

Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

16.    Consequences of a Change of Control

(a) In the event of a Change of Control, unless the Committee determines otherwise: (i) all outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, and (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price, and on such terms as the Committee determines.

(b) In addition, in the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (ii) with respect to Participants holding Stock Units and Other Stock-Based Awards, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units and Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee, or (iii) the Committee may determine that all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17.    Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18.    Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Shareholder Approval. Except for adjustments contemplated by Section 5(d), the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the shareholders of the Company provide prior approval for such repricing.

(c) Shareholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19.    Miscellaneous

(a) Effective Date. The Plan shall be effective as of the Effective Date.

(b) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee

(c) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or Consultant or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

Appendix B

ORTHOVITA, INC.

EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated as of June 26, 2008

ARTICLE I

Introduction

1.01 Statement of Purpose. The purpose of the Orthovita, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Orthovita, Inc. (the “Company”) and its subsidiaries an opportunity to purchase common stock of the Company. The Board of Directors of the Company believes that employee participation in stock ownership will be to the mutual benefit of both the employees and the Company.

1.02 Internal Revenue Code Considerations. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, as amended.

1.03 ERISA Considerations. The Plan is not intended and shall not be construed as constituting an “employee benefit plan,” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE II

Definitions

2.01 “Board of Directors” means the board of directors of the Company or a committee of the board of directors authorized to act on its behalf.

2.02 “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

2.03 “Committee” means the committee appointed by the Board of Directors to administer the Plan, as provided in Section 6.03.

2.04 “Company” means Orthovita, Inc., a Pennsylvania corporation.

2.05 “Compensation” means all cash compensation (including, but not limited to, salary, commissions and bonuses) received by an Employee from the Company or a Subsidiary and includible in the Employee’s gross income for federal income tax purposes.

2.06 “Continuous Service” means the period of time immediately preceding the Election Date during which the Employee has been employed by an Employer and during which there has been no interruption of the Employee’s employment with the Employer. For this purpose, periods of Excused Absence shall not be considered to be interruptions of Continuous Service.

2.07 “Effective Date” shall mean June 26, 2008.

2.08 “Election Date” means each January 1, April 1, July 1 and October 1 or such other dates as the Committee shall specify. The first Election Date for the Plan shall be the Effective Date.

2.09 “Eligible Employee” means each employee of the Employer (i) who is classified by the Employer as a full or part-time employee (and not as an independent contractor), (ii) whose customary employment is for more than twenty (20) hours per week and for more than six (6) months per year, (iii) who is not deemed for purposes of section 423(b)(3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, and (iv) who has completed at least six (6) months of Continuous Service with the Employer.

2.10 “Employer” means the Company and each Subsidiary.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

2.12 “Excused Absence” means absence pursuant to a leave of absence granted by the Employer, absence due to disability or illness, absence by reason of a layoff or inactive status due to completion of an assignment, or absence by reason of uniformed service within the meaning of the Uniformed Services Employment and Reemployment Rights Act (“USERRA”). In no event may an Excused Absence exceed six (6) months in length (or, if longer and if applicable, the period of the individual’s uniformed services within the meaning of the USERRA and such period thereafter as such individual’s right to reemployment by the Employer is protected by law), and any absence shall cease to be an Excused Absence upon the earlier of (a) the last day of the calendar month in which the duration of the absence reaches six (6) months (or such longer period as may be required under the USERRA or other applicable law) or (b) the last day of the calendar month in which the leave expires by its terms, the layoff or inactive status ends by recall or permanent separation from service, or recovery from illness or disability occurs.

2.13 “Market Value” means the last price for the Stock as reported on the principal market on which the Stock is traded for the date of reference. If there was no such price reported for the date of reference, “Market Value” means the last reported price for the Stock on the day next preceding the date of reference for which such price was reported.

2.14 “Participant” means each Eligible Employee who elects to participate in the Plan.

2.15 “Plan” means the Orthovita, Inc. Employee Stock Purchase Plan, as set forth herein and as hereafter amended.

2.16 “Purchase Agreement” means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of shares of Stock on the terms and conditions offered by the Company. The Purchase Agreement is intended to evidence the Company’s offer of an option to the Eligible Employee to purchase Stock on the terms and conditions set forth therein and herein.

2.17 “Purchase Date” means the last day of each Purchase Period.

2.18 “Purchase Period” means each calendar quarter or other period specified by the Committee, beginning on or after the Effective Date, during which the Participant’s Stock purchase is funded through payroll deduction accumulations.

2.19 “Purchase Price” means the purchase price for shares of Stock purchased under the Plan, determined as set forth in Section 4.03.

2.20 “Stock” means the common stock of the Company.

2.21 “Subsidiary” means any present or future corporation (i) which constitutes a “subsidiary corporation” of the Company as that term is defined in section 424 of the Code, and (ii) is designated as a participating entity in the Plan by the Committee. Unless the Committee specifically designates otherwise, a Canadian or other foreign subsidiary shall not be considered a Subsidiary for purposes of the Plan, and employees of such a subsidiary shall not be Eligible Employees.

ARTICLE III

Admission to Participation

3.01 Initial Participation. An Eligible Employee may elect to participate in the Plan and may become a Participant effective as of any Election Date, by executing and filing with the Committee a Purchase Agreement at such time in advance of such Election Date as the Committee shall prescribe. The Purchase Agreement shall remain in effect until modified or canceled in accordance with the terms of this Plan.

3.02 Discontinuance of Participation. A Participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the effective date as the Committee shall prescribe. Notwithstanding anything in the Plan to the contrary, if a Participant ceases to be an Eligible Employee, his or her participation automatically shall cease and no further purchase of Stock shall be made for the Participant.

3.03 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by cessation of eligibility or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Committee a new Purchase Agreement. Reinstatement to Participant status shall be effective as of any Election Date, provided the Participant files a new Purchase Agreement with the Committee at such time in advance of the Election Date as the Committee shall prescribe.

ARTICLE IV

Stock Purchase and Resale

4.01 Reservation of Shares. There shall be 500,000 shares of Stock reserved for issuance or transfer under the Plan, subject to adjustment in accordance with the antidilution provisions hereinafter set forth. Except as provided in Section 5.02, the aggregate number of shares of Stock that may be purchased under the Plan shall not exceed the number of shares of Stock reserved under the Plan.

4.02 Limitation on Shares Available. The maximum number of shares of Stock that may be purchased for each Participant on a Purchase Date is the lesser of (a) the number of whole and fractional shares of Stock that can be purchased by applying the full balance of the Participant’s withheld funds to the purchase of shares of Stock at the Purchase Price, or (b) the Participant’s proportionate part of the maximum number of shares of Stock available under the Plan, as stated in Section 4.01. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering under the Plan would be deemed for purposes of section 423(b)(3) of the Code to own stock (including any number of shares of Stock that such person would be entitled to purchase hereunder) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares of Stock that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock that such person is deemed to own (excluding any number of shares of Stock that such person would be entitled to purchase hereunder), is one less than such five percent (5%). Any amounts withheld from a Participant’s Compensation that cannot be applied to the purchase of Stock by reason of the foregoing limitation shall be returned to the Participant as soon as practicable.

4.03 Purchase Price of Shares. The Purchase Price per share of the Stock sold to Participants pursuant to any offering under the Plan shall be the lower of (i) ninety-five percent (95%) of the Market Value of such share on the first day of the Purchase Period or (ii) ninety-five percent (95%) of the Market Value of such share on the Purchase Date. Notwithstanding the foregoing, the Board of Directors may determine that the Purchase Price shall be the Market Value, or a percentage of the Market Value, on either of such dates or the lower of such dates, so long as the percentage shall not be lower than ninety-five percent (95%) of such Market Value.

4.04 Exercise of Purchase Privilege.

(a) Each Participant shall be granted an option to purchase shares of Stock as of the first day of each Purchase Period at the Purchase Price specified in Section 4.03. The option shall continue in effect through the Purchase Date for the Purchase Period. Subject to the provisions of Section 4.02 above and of paragraph (c) of this Section 4.04, on each Purchase Date, the Participant shall automatically be deemed to have exercised his or her option to purchase shares of Stock, unless he or she notifies the Committee, in such manner and at such time in advance of the Purchase Date as the Committee shall prescribe, of his or her desire not to make such purchase.

(b) There shall be purchased for the Participant on each Purchase Date, at the Purchase Price for the Purchase Period, the largest number of whole and fractional shares of Stock as can be purchased with the amounts withheld from the Participant’s Compensation during the Purchase Period. Each such purchase shall be deemed to have occurred on the Purchase Date occurring at the close of the Purchase Period for which the purchase was made.

(c) A Participant may not purchase shares of Stock having an aggregate Market Value of more than twenty-five thousand dollars ($25,000), determined at the beginning of each Purchase Period, for any calendar year in which one or more offerings under this Plan are outstanding at any time, and a Participant may not purchase a share of Stock under any offering after the expiration of the Purchase Period for the offering.

4.05 Payroll Deductions. Each Participant shall authorize payroll deductions from his or her Compensation for the purpose of funding the purchase of Stock pursuant to his or her Purchase Agreement. In the Purchase Agreement, each Participant shall authorize an after-tax payroll deduction from each payment of Compensation during a Purchase Period of an amount not less than $10 per paycheck ($20 for any Participant on a monthly payroll period) and not more than 10% of such Participant’s Compensation. A Participant may change the deduction to any permissible level effective as of any Election Date. A change shall be made by the Participant’s filing with the Committee a notice in such form and at such time in advance of the date on which the change is to be effective as the Committee shall prescribe.

4.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant’s authorized payroll deductions. All funds received or held by the Company under the Plan are general assets of the Company, shall be held free of any trust or other restriction, and may be used for any corporate purpose.

4.07 Share Ownership; Issuance of Certificates.

(a) The shares of Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such shares of Stock. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee.

(b) The Committee, in its sole discretion, may determine that shares of Stock shall be delivered by the Company by (i) issuing and delivering to the Participant a certificate for the number of shares of Stock purchased by the Participant on a Purchase Date or during a calendar year or other period determined by the Committee, (ii) issuing and delivering certificates for the number of shares of Stock purchased by all Participants on a Purchase Date or during a calendar year or other period determined by the Committee to a firm which is a member of the National Association of Securities Dealers, as selected by the Committee from time to time, which shares shall be maintained by such firm in a separate brokerage account for each Participant, or (iii) issuing and delivering certificates for the number of shares of Stock purchased by all Participants on a Purchase Date or during the calendar year or other period determined by the Committee to a bank or trust company or affiliate thereof, as selected by the Committee from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant’s share interests in the Stock. Each certificate or account, as the case may be, may be in the name of the Participant or, if he or she so designates on the Participant’s Purchase Agreement, in the Participant’s name jointly with the Participant’s spouse, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or account held in the Participant’s name as tenant in common with the Participant’s spouse, with or without right of survivorship.

(c) In addition to any restrictions or limitations on the resale of Stock purchased under the Plan as set forth in Section 4.08 or otherwise hereunder, the Committee, in its sole discretion, may impose such restrictions or limitations as it shall determine on the resale of Stock, the issuance of individual stock certificates or the withdrawal from any shareholder accounts established for a Participant.

(d) Any dividends payable with respect to whole or fractional shares of Stock credited to a shareholder account of a Participant established pursuant to Section 4.07(b) hereof will be reinvested in shares of Stock and credited to the Participant’s account.

4.08 Withdrawal of Shares or Resale of Stock.

(a) A Participant may request a withdrawal of shares of Stock purchased for the Participant under the Plan or order the sale of such shares at any time by making a request in such form and at such time as the Committee shall prescribe.

(b) If a Participant terminates his or her employment with the Employer or otherwise ceases to be an Eligible Employee, the Participant shall receive a distribution of his or her shares of Stock held in any shareholder account established pursuant to Section 4.07(b), unless the Participant elects to have the shares of Stock sold in accordance with such procedures as the Committee shall prescribe.

(c) If a Participant is to receive a withdrawal or distribution of shares of Stock, or if shares are to be sold, the withdrawal, distribution or sale shall be made in whole shares of Stock, with fractional shares paid in cash.

ARTICLE V

Special Adjustments

5.01 Shares Unavailable. If, on any Purchase Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares of Stock then available for purchase under the Plan, the following events shall occur:

(a) The number of shares of Stock that would otherwise be purchased by each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess; and

(b) The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available shares is exhausted.

5.02 Anti-Dilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as provided in Section 4.01, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Committee acting with the consent of, and subject to the approval of, the Board of Directors.

5.03 Effect of Certain Transactions. Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any offering hereunder shall pertain to and apply to the shares of stock of the Company. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving corporation, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance of any amounts withheld from a Participant’s Compensation which had not by such time been applied to the purchase of Stock shall be returned to the Participant.

ARTICLE VI

Miscellaneous

6.01 Non-Alienation. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant’s lifetime, except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. If a Participant dies, there shall be delivered to the executor, administrator or other personal representative of the deceased Participant such shares of Stock and such residual amounts as may remain to the Participant’s credit from amounts withheld from the Participant’s Compensation as of the Purchase Date occurring at the close of the period in which the Participant’s death occurs, including shares of Stock purchased as of that date or prior thereto with moneys withheld from the Participant’s Compensation.

6.02 Administrative Costs. The Company shall pay all administrative expenses associated with the operation of the Plan.

6.03 The Committee. The Board of Directors shall appoint a Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee’s interpretations and decisions with respect to the Plan shall be final and conclusive.

6.04 Amendment of the Plan. The Board of Directors may, at any time and from time to time, amend the Plan in any respect, except that no amendment may (i) increase the number of shares reserved for purposes of the Plan, or (ii) allow any person who is not an Eligible Employee to become a Participant, without the approval of the shareholders of the Company.

6.05 Expiration and Termination of the Plan. The Plan shall continue in effect for ten (10) years from the Effective Date, unless terminated prior to that date pursuant to the provisions of the Plan or pursuant to action by the Board of Directors. The Board of Directors shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts withheld from the Participant’s Compensation which has not, by such time, been applied to the purchase of Stock shall be refunded to the Participant.

6.06 Federal Income Tax Consequences if Shareholder Approval is Not Obtained. To be qualified under section 423 of the Code, the Plan must be approved by the shareholders of the Company within twelve (12) months after the date on which the Plan is adopted. If this shareholder approval is not obtained, the Plan and its accompanying shares of Stock will not be eligible for the favorable tax treatment afforded under section 423 of the Code and the amount of the discount from the Market Value, as provided under Section 4.03 of the Plan (measured as of the Purchase Date), will be deemed taxable income to the Participants.

6.07 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquires under the Plan.

6.08 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective only when received by the Committee. Delivery of such forms may he made by hand or by certified mail, sent postage prepaid, to Orthovita, Inc. 77 Great Valley Parkway, Malvern, PA 19355, Attention: Employee Stock Purchase Plan Administrator. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

6.09 Government Regulation. The Company’s obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

6.10 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

6.11 Severability of Provisions, Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the Commonwealth of Pennsylvania to the extent such laws are not in conflict with, or superseded by, federal law.

ORTHOVITA, INC.

2009 Annual Meeting of Shareholders – June 23, 2009

This Proxy Is Solicited on Behalf of the Board of Directors of Orthovita, Inc.

The undersigned, having duly received notice of the meeting, the proxy statement, and annual report of Orthovita, Inc., and revoking all prior proxies, hereby appoints each of Antony Koblish and Christine J. Arasin proxy of the undersigned (with full power of substitution and resubstitution), for and in the name(s) of the undersigned, to vote all shares of stock which the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Shareholders of Orthovita, Inc. to be held at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103, USA at 10:00 a.m. (local time), on Tuesday, June 23, 2009, and any postponed or adjourned sessions thereof, subject to the directions indicated on this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES

☒	Please mark your votes as in this example.

1.	ELECTION OF DIRECTORS

Nominees: R. Scott Barry, Morris Cheston, Jr., Antony Koblish, Mary E. Paetzold, Paul G. Thomas, William E. Tidmore, Jr. and Paul Touhey

☐  FOR ALL NOMINEES        ☐  WITHHOLD FOR ALL NOMINEES         ☐  FOR ALL NOMINEES EXCEPT

To withhold authority to vote for a particular nominee(s), mark the “FOR ALL NOMINEES EXCEPT” box and write the name of the nominee(s) on the line provided:

2.	To approve the increase by 4,000,000 the number of shares reserved for issuance under the 2007 Omnibus Equity Compensation Plan.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

3.	To approve the Amended and Restated Employee Stock Purchase Plan which increases by 200,000 the number of shares reserved for issuance thereunder and makes certain other administrative changes.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

5.	To act upon such other matters as may properly come before the meeting.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

IN HIS OR HER DISCRETION, EACH PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED ON THIS PROXY CARD, THIS PROXY WILL BE VOTED “FOR” THE LISTED NOMINEES FOR ELECTION AS DIRECTOR AND “FOR” ALL OF THE OTHER PROPOSALS SPECIFIED ON THIS PROXY CARD.

Attendance of the undersigned at the meeting or at any postponement or adjournment sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or sessions the intention of the undersigned to revoke said proxy in person.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

DATE:

SIGNATURE:

PRINTED NAME:

SIGNATURE (if held jointly):

EMAIL:

Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such, and if signed as a corporation or other entity, please sign with the entity name by duly authorized officer or officers. Joint owners should each sign personally.

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

2.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at

1-866-578-5350 on a touch-tone telephone

OR

3.	VOTE BY MAIL: If you do not wish to vote over the Internet or by telephone, please complete, sign, date and return the accompanying proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS: